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                       STOCK AND VSR PURCHASE AGREEMENT

                                 By and Among

                         MAFCO CONSOLIDATED GROUP INC.
                        POWER CONTROL TECHNOLOGIES, INC.
                                      AND
                        PCT INTERNATIONAL HOLDINGS, INC.

                         Dated as of October 23, 1996

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                               TABLE OF CONTENTS
                                                                   Page

                                   ARTICLE I
            SALE AND PURCHASE OF THE SHARES AND ISSUANCE OF VSRS

          Section 1.1  The Shares; VSRs  . . . . . . . . . . . . .   2
          Section 1.2  Purchase Price  . . . . . . . . . . . . . .   2
          Section 1.3  Consideration . . . . . . . . . . . . . . .   2
          Section 1.4  Closing . . . . . . . . . . . . . . . . . .   2
          Section 1.5  Deliveries by Seller  . . . . . . . . . . .   3
          Section 1.6  Deliveries by Purchaser . . . . . . . . . .   3

                                 ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF SELLER

          Section 2.1   Organization, Standing and Qualification .   4
          Section 2.2   Authority Relative to this Agreement . . .   4
          Section 2.3   Capitalization . . . . . . . . . . . . . .   5
          Section 2.4   Consents and Approvals; No Violation . . .   6
          Section 2.5   Financial Statements . . . . . . . . . . .   7
          Section 2.6   Absence of Undisclosed Liabilities . . . .   8
          Section 2.7   Absence of Certain Changes or Events . . .   8
          Section 2.8   Title to Assets  . . . . . . . . . . . . .   9
          Section 2.9   Leases . . . . . . . . . . . . . . . . . .  10
          Section 2.10  Intellectual Property  . . . . . . . . . .  10
          Section 2.11  Contracts  . . . . . . . . . . . . . . . .  11
          Section 2.12  Litigation . . . . . . . . . . . . . . . .  13
          Section 2.13  Insurance  . . . . . . . . . . . . . . . .  13
          Section 2.14  Employee Benefit Plans; ERISA  . . . . . .  13
          Section 2.15  Taxes  . . . . . . . . . . . . . . . . . .  17
          Section 2.16  Environmental Matters  . . . . . . . . . .  18
          Section 2.17  Labor Relations and Employment . . . . . .  20
          Section 2.18  Brokers or Finders . . . . . . . . . . . .  21
          Section 2.19  Transactions with Affiliates . . . . . . .  21
          Section 2.20  Ownership of PCT Common Stock  . . . . . .  21

                                ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Section 3.1  Organization, Standing and Qualification  .  22
          Section 3.2  Authority Relative to this Agreement  . . .  22
          Section 3.3  Capitalization  . . . . . . . . . . . . . .  22
          Section 3.4  Consents and Approvals; No Violation  . . .  23
          Section 3.5  Brokers or Finders  . . . . . . . . . . . .  24

                                 ARTICLE IV
                                 COVENANTS

          Section 4.1   Conduct of Business  . . . . . . . . . . .  24
          Section 4.2   Access to Information  . . . . . . . . . .  27
          Section 4.3   Reasonable Best Efforts  . . . . . . . . .  27
          Section 4.4   Preparation of Registration Statement;
                        Listing. . . . . . . . . . . . . . . . . .  28
          Section 4.5   Covenant of PCT  . . . . . . . . . . . . .  29
          Section 4.6   Further Assurances . . . . . . . . . . . .  29
          Section 4.7   No Solicitation  . . . . . . . . . . . . .  30
          Section 4.8   Fees and Expenses  . . . . . . . . . . . .  30
          Section 4.9   Public Announcements . . . . . . . . . . .  31
          Section 4.10  Books and Records  . . . . . . . . . . . .  31
          Section 4.11  Tax Matters  . . . . . . . . . . . . . . .  31

                                 ARTICLE V
                                 CONDITIONS

          Section 5.1  Conditions to Each Party's Obligations  . .  41
          Section 5.2  Conditions to Obligations of Purchaser  . .  42
          Section 5.3  Conditions to Obligations of Seller . . . .  42

                                 ARTICLE VI
                         TERMINATION AND AMENDMENT

          Section 6.1  Termination . . . . . . . . . . . . . . . .  43
          Section 6.2  Effect of Termination . . . . . . . . . . .  44
          Section 6.3  Amendment . . . . . . . . . . . . . . . . .  44
          Section 6.4  Extension; Waiver . . . . . . . . . . . . .  44

                                ARTICLE VII
                         SURVIVAL; INDEMNIFICATION

          Section 7.1  Survival Periods  . . . . . . . . . . . . .  44
          Section 7.2  Indemnification . . . . . . . . . . . . . .  45
          Section 7.3  General Procedures; Third Party Claims  . .  46

                                ARTICLE VIII
                               MISCELLANEOUS

          Section 8.1  Certain Definitions . . . . . . . . . . . .  48
          Section 8.2  Notices . . . . . . . . . . . . . . . . . .  48
          Section 8.3  Descriptive Headings  . . . . . . . . . . .  49
          Section 8.4  Counterparts  . . . . . . . . . . . . . . .  49
          Section 8.5  Entire Agreement; Assignment  . . . . . . .  49
          Section 8.6  Governing Law . . . . . . . . . . . . . . .  50
          Section 8.7  Specific Performance  . . . . . . . . . . .  50
          Section 8.8  Parties in Interest . . . . . . . . . . . .  50
          Section 8.9  Severability  . . . . . . . . . . . . . . .  50


                           INDEX OF DEFINED TERMS
                           ----------------------

     Term                                         Where Defined
     ----                                         -------------
     Acquisition Transaction . . . . . . . .      SECTION 4.7
     Affected Party  . . . . . . . . . . . .      SECTION 4.11(h)(ii)
     affiliate . . . . . . . . . . . . . . .      SECTION 8.1(a)
     Agreement . . . . . . . . . . . . . . .      Recitals
     associate . . . . . . . . . . . . . . .      SECTION 8.1(a)
     Authorizations  . . . . . . . . . . . .      SECTION 5.2(d)
     Balance Sheet . . . . . . . . . . . . .      SECTION 2.5(a)
     business day  . . . . . . . . . . . . .      SECTION 8.1(b)
     Closing . . . . . . . . . . . . . . . .      SECTION 1.4
     Closing Date  . . . . . . . . . . . . .      SECTION 1.4
     Code  . . . . . . . . . . . . . . . . .      SECTION 2.14(c)
     Common Stock  . . . . . . . . . . . . .      Recitals
     Company . . . . . . . . . . . . . . . .      Recitals
     Company SEC Documents . . . . . . . . .      SECTION 2.5(b)
     Contract  . . . . . . . . . . . . . . .      SECTION 2.11
     control . . . . . . . . . . . . . . . .      SECTION 8.1(a)
     CPA Firm  . . . . . . . . . . . . . . .      SECTION 4.11(g)(iii)
     Damages . . . . . . . . . . . . . . . .      SECTION 7.2(a)
     Deferred Cash Payments  . . . . . . . .      SECTION 1.3
     Disclosure Schedule . . . . . . . . . .      SECTION 2.1
     Election  . . . . . . . . . . . . . . .      SECTION 4.11(a)
     Encumbrances  . . . . . . . . . . . . .      SECTION 2.8
     Environment . . . . . . . . . . . . . .      SECTION 2.16(e)(i)
     Environmental Laws  . . . . . . . . . .      SECTION 2.16(e)(iii)
     Environmental Material(s) . . . . . . .      SECTION 2.16(e)(iv)
     Environmental Notice  . . . . . . . . .      SECTION 2.16(e)(ii)
     ERISA . . . . . . . . . . . . . . . . .      SECTION 2.14(a)
     ERISA Affiliate . . . . . . . . . . . .      SECTION 2.14(a)
     ERISA Plans . . . . . . . . . . . . . .      SECTION 2.14(a)
     Exchange Act  . . . . . . . . . . . . .      SECTION 2.5(b)
     Financial Statements  . . . . . . . . .      SECTION 2.5(a)
     Forms 8023-A  . . . . . . . . . . . . .      SECTION 4.11(a)
     Governmental Entity . . . . . . . . . .      SECTION 2.4
     HSR Act . . . . . . . . . . . . . . . .      SECTION 2.4
     Indemnified Parties . . . . . . . . . .      SECTION 7.2(c)
     Indemnifying Party  . . . . . . . . . .      SECTION 7.3
     Intellectual Property . . . . . . . . .      SECTION 2.10
     Interim Balance Sheet . . . . . . . . .      SECTION 2.5(a)
     IRS . . . . . . . . . . . . . . . . . .      SECTION 4.11(a)
     Mafco . . . . . . . . . . . . . . . . .      Recitals
     Material Adverse Effect . . . . . . . .      SECTION 2.1
     NYSE  . . . . . . . . . . . . . . . . .      SECTION 4.4(b)
     Payor . . . . . . . . . . . . . . . . .      SECTION 4.11(g)(iii)
     Permits . . . . . . . . . . . . . . . .      SECTION 2.16(a)
     Permitted Liens . . . . . . . . . . . .      SECTION 2.8
     person  . . . . . . . . . . . . . . . .      SECTION 8.1(c)
     Plans . . . . . . . . . . . . . . . . .      SECTION 2.14(a)
     Preparer  . . . . . . . . . . . . . . .      SECTION 4.11(g)iii)
     Proceeding  . . . . . . . . . . . . . .      SECTION 2.12
     Property  . . . . . . . . . . . . . . .      SECTION 2.9
     Purchase Common Stock . . . . . . . . .      SECTION 3.3
     Purchaser Group . . . . . . . . . . . .      SECTION 7.2(a)
     Purchase Price  . . . . . . . . . . . .      SECTION 1.3
     Purchaser . . . . . . . . . . . . . . .      Recitals
     Recipient . . . . . . . . . . . . . . .      SECTION 4.11(h)(i)
     Representatives . . . . . . . . . . . .      SECTION 7.2(a)
     SEC . . . . . . . . . . . . . . . . . .      SECTION 2.5(b)
     Seller  . . . . . . . . . . . . . . . .      Recitals
     Seller Group  . . . . . . . . . . . . .      SECTION 7.2(b)
     Settling Party  . . . . . . . . . . . .      SECTION 4.11(h)(ii)
     Shares  . . . . . . . . . . . . . . . .      Recitals
     Straddle Period . . . . . . . . . . . .      SECTION 4.11(f)
     Subsidiary and Subsidiaries . . . . . .      SECTION 2.1
     Tax(es) . . . . . . . . . . . . . . . .      SECTION 2.15(c)
     Tax Audit . . . . . . . . . . . . . . .      SECTION 4.11(h)(i)
     Tax Return  . . . . . . . . . . . . . .      SECTION 2.15(c)
     TIA . . . . . . . . . . . . . . . . . .      SECTION 4.4(a)
     Transfer Taxes  . . . . . . . . . . . .      SECTION 4.11(i)
     VSR(s)  . . . . . . . . . . . . . . . .      Recitals
     VSR Agreement . . . . . . . . . . . . .      Recitals




                    STOCK AND VSR PURCHASE AGREEMENT (the
          "Agreement"), dated as of October 23, 1996, by and among Mafco Consolidated Group Inc., a Delaware corporation ("Seller"), Power Control Technologies, Inc., a Delaware corporation ("PCT"), and PCT International Holdings, Inc., a Delaware corporation ("Purchaser").

                             W I T N E S S E T H

                    WHEREAS, Seller owns beneficially and of record all the outstanding capital stock of Flavors Holdings
          Inc., a Delaware corporation ("Flavors");

                    WHEREAS, Flavors owns beneficially and of record all the outstanding capital stock of Mafco
          Worldwide Corporation, a Delaware corporation (the
          "Company");

                    WHEREAS, as of the date of this Agreement there are outstanding 1,000 shares of Class A Common Stock, par value $1.00 per share ("Class A Common Stock"), of
          Flavors;

                    WHEREAS, upon the terms and subject to the conditions of this Agreement, Purchaser has agreed to acquire from Seller, and Seller has agreed to sell to Purchaser 1,000 shares of Class A Common Stock (the "Shares"), representing all of the issued and outstanding shares of capital stock of Flavors;

                    WHEREAS, at the Closing (as defined below), Seller shall issue 23,156,502 Value Support Rights (each a "VSR" and collectively, the "VSRs") to Purchaser, pursuant to a Value Support Rights Agreement substantially in the form of Exhibit A attached hereto (the "VSR Agreement");

                    NOW, THEREFORE, in consideration of the
          foregoing and the respective representations, warranties, covenants, agreements, and conditions contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                  ARTICLE I
             SALE AND PURCHASE OF THE SHARES AND ISSUANCE OF VSRS

                    Section 1.1 The Shares; VSRs. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing provided for in Section 1.4 hereof, Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, all of the Shares, free and clear of any liens, claims, options, pledges, security interests, charges, encumbrances and restrictions whatsoever.

                    (b)  Upon the terms and subject to the
          conditions of this Agreement, at the Closing provided for in Section 1.4 hereof, Seller shall issue and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, all of the VSRs, free and clear of any liens, claims, options, pledges, security interests, charges, encumbrances and restrictions whatsoever.

                    Section 1.2  Purchase Price.  Upon the terms
          and subject to the conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Shares and the issuance of the VSRs, Purchaser agrees to pay to Seller the Purchase Price (as defined below) and, in consideration of certain indemnities previously provided by Seller to PCT, Purchaser agrees to pay to Seller the Deferred Cash Payments (as defined below).

                    Section 1.3  Consideration.  The "Purchase
          Price" shall be cash in the amount of $180,000,000 to be paid to Seller at the Closing. Subject to Section 4.8, the "Deferred Cash Payments" shall be cash in the amount of $3,700,000 to be paid to Seller on June 30, 1997 and $3,500,000 to be paid to Seller on December 31, 1997.

                    Section 1.4  Closing.  Upon the terms and
          subject to the conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place on the second business day following the satisfaction or waiver of all the conditions set forth in Article V hereof at 10:00 a.m., at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, NY 10022, or at such other time or at such other place as shall be agreed upon by the parties. The date on which the Closing occurs is referred to herein as the "Closing Date."

                    Section 1.5  Deliveries by Seller.  At the
          Closing, Seller shall deliver or cause to be delivered
          (unless previously delivered) to Purchaser, the following:

                    (a)(i) stock certificates representing all of the Shares, accompanied by stock powers duly executed in blank or duly executed instruments of transfer and (ii) any other documents that are necessary to transfer to Purchaser good and valid title to the Shares, with any necessary transfer tax stamps affixed or accompanied by evidence that all stock transfer taxes have been paid;

                    (b)  a VSR Certificate (as defined in the VSR
          Agreement) which shall represent 23,156,502 VSRs;

                    (c)  the stock books, stock ledgers, minute
          books and corporate seals of Flavors and the Company (to be at the principal executive offices of Flavors and the Company, as the case may be, unless otherwise directed by Purchaser); and

                    (d) resignations of directors and officers of Flavors, as directed by Purchaser.

                    Section 1.6  Deliveries by Purchaser.

                    (a)  At the Closing, Purchaser shall deliver
          (unless previously delivered) to Seller, the Purchase Price in immediately available funds by wire transfer to the bank account designated by Seller at least one business day prior to the Closing Date.

                    (b) On each of June 30, 1997 and December 31, 1997, Purchaser shall deliver (unless previously delivered) to Seller, the Deferred Cash Payments in accordance with Section 1.3 hereof, in immediately available funds by wire transfer to the bank account designated by Seller at least one business day prior to each such date.

                                  ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF SELLER

                    Seller hereby represents and warrants to Purchaser as follows:

                    Section 2.1  Organization, Standing and
          Qualification. Each of Seller, Flavors, the Company and each of the Subsidiaries (as defined below) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth on the Balance Sheet (as defined below) or in
          Section 2.11 of the Disclosure Schedule (as defined below), Flavors has no liabilities or assets (other than the Shares), and does not own, lease or operate any properties or carry on any business. Each of Flavors and the Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. For purposes of this Agreement "Material Adverse Effect" means with respect to the Company, a material adverse effect, on the business, properties, assets, operations or financial results or condition of the Company and the Subsidiaries, taken as a whole. Seller has heretofore delivered to Purchaser complete and correct copies of the certificate of incorporation and bylaws, as currently in effect, of Flavors and the Company. Except for each subsidiary (each a "Subsidiary" and collectively, the "Subsidiaries" to the extent any such entity is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X of the Securities Exchange Act of 1934) set forth in Section 2.1 of the disclosure schedule delivered by Seller to Purchaser concurrently herewith (the "Disclosure Schedule"), the Company has no subsidiaries and owns no stock or equity interest in any corporation, partnership, joint venture or other entity.

                    Section 2.2  Authority Relative to this
          Agreement. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Seller's Board of Directors and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and each other agreement that is to be executed and delivered by Seller in connection with the transactions contemplated by this Agreement, when executed and delivered by Seller, as the case may be, will constitute, a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (ii) as such enforceability may be limited by general principles of equity, regardless of whether asserted in a proceeding in equity or law.

                    Section 2.3  Capitalization.  The authorized
          capital stock of Flavors consists of 2,000 shares of Class A Common Stock and 2,000 shares of Class B Common Stock, par value $1.00 per share, of which 1,000 shares of Class A Common Stock are issued and outstanding and owned by Seller. The authorized capital stock of the Company consists of 1,000 shares (the "Company Shares") of common stock, $1.00 par value per share, all of which are issued and outstanding and owned by Flavors. There are no other shares of capital stock of Flavors or the Company authorized, issued or outstanding. The Shares are owned by Seller, and the Company Shares are owned by Flavors, beneficially and of record, and each of the Shares and the Company Shares are duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive rights. There are not (a) issued or outstanding any securities convertible into or exchangeable for, or any options, warrants, calls, puts, subscriptions or other rights (preemptive or otherwise) to acquire, any shares of capital stock of Flavors or the Company, or (b) any agreements or contractual commitments (other than this Agreement) relating to the Shares or the Company Shares or obligating Flavors to issue or sell any shares of its capital stock or any such securities, options, warrants, calls, puts, subscriptions or other rights, or (c) except as set forth in Section 2.3 of the Disclosure Schedule, any pledges, security interests, liens, charges, encumbrances, equities, claims or options of whatever nature relating to any of the Shares or the Company Shares. At the Closing, Purchaser will acquire good and valid title to the Shares, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature, except those set forth on Section 2.3 of the Disclosure Schedule.

                    Section 2.4  Consents and Approvals; No
          Violation. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (the "HSR Act"), there is no requirement applicable to Seller or the Company to make any filing with, or to obtain any permit, authorization, consent or approval of, any court of competent jurisdiction, regulatory authority or other public body, federal, state or local domestic or foreign (a "Governmental Entity") as a condition to the lawful consummation by Seller of the transactions contemplated by this Agreement, except where the failure to make any such filing or obtain any such permit, authorization, consent or approval would not have a Material Adverse Effect. Except as set forth in Section 2.4 of the Disclosure Schedule and except for applicable requirements of the HSR Act, neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Seller, Flavors or the Company, (ii) result in a breach of, or default under (or give rise to any right of termination, cancellation or acceleration under), any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Seller, the Company or any Subsidiary is a party, or by which any of their respective businesses, properties or assets may be bound, except for such breaches or defaults (or rights of termination, cancellation or acceleration) set forth in Section 2.4 of the Disclosure Schedule as to which requisite waivers or consents have been obtained or will be obtained prior to the Closing Date, or (iii) violate any order, judgment, writ, injunction, decree, statute, rule or regulation applicable to Seller, the Company or the Company's assets or properties of the Company or any Subsidiary, except for such violations which would not have a Material Adverse Effect. Except as set forth in Section 2.4 of the Disclosure Schedule, there is no Proceeding (as defined below) pending or, to the knowledge of the Company or Seller, threatened against Seller, Flavors, the Company or any Subsidiary that seeks to prevent the consummation of the transactions contemplated hereby.

                    Section 2.5  Financial Statements; SEC Reports.
          (a) Seller has previously furnished to Purchaser
          (i) audited balance sheets of the Company as of December 31, 1995 and 1994 and the related statements of income, retained earnings and cash flows of the Company for the periods then ended, together with the notes thereto and the report of Ernst & Young LLP thereon, (the audited balance sheet of the Company for the period ending December 31, 1995 is referred to herein as the "Balance Sheet") and (ii) an unaudited balance sheet of the Company as of June 30, 1996 (the "Interim Balance Sheet") and the related statement of income, retained earnings and cash flows of the Company for the period then ended (such financial statements described in clauses (i) and (ii) collectively, the "Financial Statements"). Each balance sheet included in the Financial Statements presents fairly in all material respects the financial position of the Company as of its respective date and each of the statements of income and retained earnings, and cash flows included in the Financial Statements presents fairly in all material respects the results of operations and cash flows of the Company for the periods set forth therein, in each case in accordance with GAAP, except as otherwise noted therein.

                    (b) The Company has filed with the Securities and Exchange Commission (the "SEC"), all forms and reports required to be filed by it since January 1, 1993 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has heretofore made available to Purchaser (i) its Annual Reports on Form 10-K for the years ended December 31, 1993, December 31, 1994 and December 31, 1995, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1996 and (iii) all other forms and reports filed by the Company with the SEC since January 1, 1993. The documents described in clauses (i)-(iii) above are referred to in this Agreement collectively as the "Company SEC Documents". As of their respective dates, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder.

                    Section 2.6  Absence of Undisclosed
          Liabilities. To the best of Seller's knowledge, the Company does not have any liabilities or obligations required to be set forth on a balance sheet in accordance with GAAP, except for the liabilities and obligations (i) reflected in the Balance Sheet, (ii) incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet which have not had, and are not reasonably likely to have, a Material Adverse Effect, and (iii) pertaining to Taxes (as defined below).

                    Section 2.7  Absence of Certain Changes or
          Events. To the best of Seller's knowledge, except as expressly provided for in this Agreement or set forth in
          Section 2.7 of the Disclosure Schedule, since the date of the Balance Sheet, the Company has not:

                         (a)  except in the ordinary course of
          business, made any change in its business or operations or in the manner of conducting its business;

                         (b)  suffered any Material Adverse Effect;

                         (c)  entered into any written employment
          contract or, except for compensation arrangements entered into in the ordinary course of business, compensation arrangement or employee benefit plan, or changed or committed to change (including, without limitation, any change pursuant to any bonus, pension, profit-sharing or other plan, commitment, policy or arrangement) the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants, or made any pension, retirement, profit sharing, bonus or other employee welfare or benefit payment or contribution, other than in the ordinary course of business and consistent with past practice;

                         (d)  declared, paid or made, or set aside
          for payment or making, any dividend or other distribution in respect of its capital stock or other securities, or directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock or other securities or subdivided or in any way reclassified or changed any of the terms or provisions of any share of its capital stock;

                         (e)  paid, loaned or advanced any amount
          to or in respect of, or sold, transferred or leased any property or assets (real, personal or mixed, tangible or intangible) to, or entered into any transaction, agreements or arrangements with or for the benefit of, Seller or any affiliate or associate of Seller, or any of the Company's officers or directors or any affiliate or associate of its officers or directors, except for payments, loans and advances to officers and directors in the ordinary course of business and consistent with past practice;

                         (f)  made any change in any accounting or
          tax principles, practices or methods including, without limitation, its accounts payable practices, except for such changes which are both required by GAAP or law;

                         (g)  cancelled any material debts or
          claims, or waived any rights of material value or incurred or guaranteed any material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for current liabilities incurred in the ordinary course of business;

                         (h)  terminated or amended or suffered the
          termination or amendment of any material contract or disposed of or permitted to lapse any material item of Intellectual Property (as defined in Section 2.10 hereof); or

                         (i)  agreed, whether in writing or
          otherwise, to take any action described in this Section
          2.7.

                    Section 2.8 Title to Assets. The Company has good and valid title to all its assets shown on the Balance Sheet or acquired since the date of the Balance Sheet, other than the assets shown on the Balance Sheet and disposed of since the date thereof in the ordinary course of business and consistent with past practice, and all such assets are free and clear of any and all Encumbrances (as defined below) other than those set forth on Section 2.8 of the Disclosure Schedule and Permitted Liens. "Encumbrances" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind. "Permitted Liens" means (i) liens for current taxes not yet due, (ii) imperfections of title, easements and zoning restrictions, if any, which do not materially detract from the value of the property subject thereto for the uses and purposes to which such property is currently employed or materially impair the operations of the Company and which have arisen only in the ordinary course of business and consistent with past practice, and
          (iii) mechanics', materialmen's and similar liens attaching by operation of law, incurred in the ordinary course of business and securing payments not delinquent or payments which are being contested in good faith by the Company.

                    Section 2.9  Leases.  All material leases of
          real property ("Property") as to which the Company or any Subsidiary is the lessee or sublessee, and all amendments and modifications thereof, are listed on Section 2.9 of the Disclosure Schedule (true, correct and complete copies of such leases have been made available to Purchaser). To the best of Seller's knowledge, all such leases are in full force and effect and have not been modified or amended, except as set forth in Section 2.9 of the Disclosure Schedule. There exists no event of default by the Company or any Subsidiary under any such leases or, to the best of Seller's knowledge, by any third party thereto, nor any event which with notice or lapse of time or both would, in each case, constitute a Material Adverse Effect.

                    Section 2.10  Intellectual Property.  Section
          2.10 of the Disclosure Schedule lists (a) the federal registration number and the date of registration concerning registrations of patents, trademarks and service marks and of other marks, trade names or other trade rights currently used by the Company or any Subsidiary in the conduct of its business, all of the copyrights and all applications for any of the foregoing and all analogous registrations, copyrights, and applications to any foreign jurisdiction; and (b) all intellectual property rights owned by any third party which are not generally commercially available and are currently used by the Company or any Subsidiary in the conduct of its business, whether such use is or will be pursuant to license, sublicense, agreement or permission. Seller has delivered or made available to Purchaser complete and accurate copies of each agreement, registration and other document relating to the intellectual property set forth on Section 2.10 of the Disclosure Schedule. To the best of Seller's knowledge, the Company and each Subsidiary owns or possesses adequate and enforceable licenses or other rights to use
          (i) all intellectual property rights listed on Section
          2.10 of the Disclosure Schedule, (ii) all computer software used by the Company or any Subsidiary in the conduct of its businesses and (iii) all other patents, trademarks, service marks, other marks, trade names and assumed names, all applications for any of the foregoing, all trade secrets, designs, plans, specifications and other intellectual property rights of every kind of the Company or any Subsidiary (whether or not registered) that are possessed by the Company or any Subsidiary or used in their respective businesses (all of the items referred to in clauses (a) and (b) of this paragraph and
          (ii) and (iii) of this sentence being the "Intellectual Property"). To the best of Seller's knowledge, no person has a right to receive a royalty or similar payment in respect of any item of Intellectual Property pursuant to any contractual arrangements entered into by the Company, any Subsidiary or Seller or otherwise. Except as set forth in Section 2.10 of the Disclosure Schedule, neither the Company, any Subsidiary nor Seller has granted any license, sublicense or other similar agreement relating in whole or in part to any Intellectual Property.
          Neither the Company, any Subsidiary nor Seller has received written notice that the Company's or any Subsidiary's use of any material item of Intellectual Property is interfering with, infringing upon or otherwise violating the rights of any third party in or to such Intellectual Property. No written notices have been received by Seller and, to the best of the Company's and Seller's knowledge, no proceedings have been instituted against Seller, the Company or any Subsidiary alleging that use or proposed use of any material item of the Intellectual Property by the Company or any Subsidiary infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property.

                    Section 2.11  Contracts.  To the best of
          Seller's knowledge, except as set forth in Section 2.11 of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to, or bound by, any written or oral: (a) contract, agreement, understanding, commitment, or other arrangement (each, a "Contract") with Seller or Seller's affiliates or with any present or former officer, employee, agent, consultant, advisor, salesperson or sales representative or affiliate or associate of the Company or any Subsidiary pursuant to which payments may be required to be made at any time following the date hereof to any such person in excess of $100,000 in any year; (b) Contract (including, but not limited to, any mortgage, indenture, debenture, bond, note, installment obligation or other instrument) constituting indebtedness; (c) guaranty of any obligation for borrowings or performances, or guaranty or warranty of products or services; (d) Contract for the sale or lease of any asset or property owned or used by the Company or any Subsidiary exceeding $100,000 in value or annual payments; (e) Contract for the purchase of any real estate, machinery, equipment or other capital assets with a purchase price exceeding $100,000; (f) Contract which is not terminable on ninety or fewer days' notice at any time without premium or penalty or payment in excess of $100,000; or (g) Contract to which the Company or any Subsidiary, Seller, or any of the Company's or any Subsidiary's employees is a party which will restrict such person's ability to do business in any geographic area or which grants to any person exclusive or similar rights in any line of business or in any geographic area. Except as set forth in Section 2.11 of the Disclosure Schedule, with respect to each Contract listed in Section
          2.11 of the Disclosure Schedule, there is no default by the Company or any Subsidiary or event that with notice or lapse of time, or both, would constitute such a default nor, to Seller's knowledge, any default, or event that with notice, lapse of time or both, would constitute such a default, by any other party thereto, existing with respect to any such Contract, except for such defaults which do not result in a Material Adverse Effect.
          Neither the Company, any Subsidiary nor Seller intends, and neither has received notice that any party to any such Contract intends, to terminate, amend or cancel any such Contract. Each of the Contracts listed in Section
          2.11 of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding obligation of the Company or any Subsidiary, as the case may be. Seller has made available to Purchaser complete and accurate copies of each Contract or other written evidence of the obligations, and all amendments thereto, listed in Section 2.11 of the Disclosure Schedule.

                    Section 2.12 Litigation. Except as set forth in Section 2.12 of the Disclosure Schedule, there are (i) to the best of Seller's knowledge no investigations pending or threatened or (ii) no actions, causes of action, claims, suits, proceedings, orders, writs, injunctions or decrees (each, a "Proceeding") pending or, to the best of Seller's knowledge, threatened, against the Company or any Subsidiary or Seller affecting the operations of the Company or any Subsidiary, their respective businesses, assets or properties at law or in equity, or before or by any Governmental Entity. Neither the Company nor any Subsidiary is in default with respect to any order, writ, injunction or decree of any Governmental Entity.

                    Section 2.13  Insurance.  Set forth in Section
          2.13 of the Disclosure Schedule is a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to the Company or any Subsidiary, their respective businesses, properties and assets (or their directors, officers, salespersons, agents or employees). All policies set forth in Section 2.13 of the Disclosure Schedule are in full force and effect and shall remain in full force and effect through the Closing Date, and with respect to all policies, all premiums currently payable or previously due have been paid, and, to the best of Seller's knowledge, no notice of cancellation or termination has been received by the Company, any Subsidiary or Seller with respect to any such policy, except for statutory notices. All such policies are sufficient for compliance with all requirements of law and of all Contracts and agreements to which the Company or any Subsidiary is a party or otherwise bound and are valid, outstanding, collectible and enforceable policies and provide insurance coverage which is adequate and customary for a business of the size and type of the Company or any Subsidiary, as the case may be. Complete and accurate copies of all such policies and related documentation have previously been provided or made available to Purchaser.

                    Section 2.14  Employee Benefit Plans; ERISA.
          (a) Section 2.14 of the Disclosure Schedule contains a complete and accurate list of each deferred compensation, incentive compensation, bonus, stock purchase, stock option, employment, severance or termination pay, medical, life, disability or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other material employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA")), program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any ERISA Affiliate, for which the Company has direct liability for the benefit of any employee, officer, consultant (or any dependent or beneficiary thereof) or former employee of the Company whether formal or informal (the "Plans"). "ERISA Affiliate" means any entity (whether or not incorporated) other than the Company that, together with the Company, is or was a member of a controlled group of corporations within the meaning of Section 414(b) of the Code, or of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or of an affiliated service group within the meaning of
          Section 414(m) of the Code. Section 2.14 of the Disclosure Schedule identifies each of the Plans that is an "employee benefit plan," as that term is defined in section 3(3) of ERISA (the "ERISA Plans").

                    (b)  With respect to each Plan, Seller has
          heretofore delivered or made available to Purchaser true and complete copies of each of the following documents, if available:

                    (i)  a copy of such Plan (including all
          amendments thereto) or, where substantially similar arrangements exist, a sample copy (including all amendments thereto) and a list of all persons participating in such arrangement;

                    (ii) a copy of the annual report and actuarial valuation report and audited financial statements, if required under ERISA, and the report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions for the last three years;

                    (iii)  a copy of the most recent Summary Plan
          Description required under ERISA with respect thereto;

                    (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements and audited financial statements thereof; and

                    (v)  the most recent determination letter
          received from the Internal Revenue Service with respect to each Plan for which such letter has been obtained.

                    (c)  Except as set forth in Schedule 2.14 of
          the Disclosure Schedule, neither the Company nor any ERISA Affiliate currently maintains, sponsors or contributes to, nor has direct liability for, any Plan subject to Title IV of ERISA. The Company has not received and is not aware of any material actions, claims (other than routine claims for benefits), lawsuits, arbitrations or investigations pending or to the best of Seller's and the Company's knowledge threatened with respect to any Plan or against any fiduciary or any Plan.

                    (d) Neither the Company, nor any ERISA Plan, nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a transaction in connection with which the Company, any ERISA Plan or, such trust, could be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Internal Revenue Code of 1986, as amended (the "Code"). No Plan which is subject to Section 302 of ERISA or Section 412 of the Code has incurred an "accumulated funding deficiency" as defined in either of such Sections, whether or not waived, nor has requested or obtained any extension of any applicable amortization period. As of the Closing Date, the Company and each ERISA Affiliate shall have made all required contributions under each Plan for all periods through and including the Closing Date or adequate accruals therefor will have been provided for and will be reflected on the Balance Sheet of the Company.

                    (e) No ERISA Plan is a "multiemployer plan," as defined in section 3(37) of ERISA, nor is any ERISA
          Plan a plan described in section 4063(a) of ERISA.

                    (f)  Each Plan has been operated and
          administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

                    (g)  Each ERISA Plan that is intended to be
          "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, the trusts maintained thereunder have been determined by, or a request for such determination has been made to, the Internal Revenue Service to be exempt from taxation under section 501(a) of the Code, and all required submissions have been made to the Internal Revenue Service with respect to maintaining the "qualified" status of each such ERISA Plan under Section 401(a) of the Code.

                    (h)  No Plan provides benefits, including
          without limitation death or medical benefits (whether or not insured), with respect to current or former employees or dependents thereof of the Company beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan," as that term is defined in section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or
          (iv) benefits the full cost of which is borne by the current or former employee (or his or her dependents or beneficiaries)).

                    (i)  The consummation of the transactions
          contemplated by this Agreement will not (i) entitle any current or former employee, officer, director or consultant of the Company to any payment, including, without limitation, any severance pay, unemployment compensation, golden parachute, bonus or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit payable with respect to any current or former employee, officer, director or consultant of the Company. No Plan provides benefits or payments contingent upon, triggered by or increased as a result of, a change in the ownership or effective control of the Company.

                    (j) All reports, notices and other disclosure relating to Plans required to be filed with, or furnished to, Governmental Entities, plan participants or plan beneficiaries have been timely filed and furnished in accordance with applicable law.

                    (k)  No amounts payable under any Plan will
          fail to be deductible for federal income tax purposes, including without limitation, by virtue of section 280G of the Code.

                    (l) With respect to each applicable Plan, the Company has complied with the provisions of Section
          4980B(f) of the Code.

                    (m) Except as set forth in Section 2.14 of the Disclosure Schedule, (i) the Company has no written employment Contracts or other written compensation or severance pay arrangements with Seller or Seller's affiliates or associates, or any employee of the Company and (ii) all employees of the Company are employed at will.

                    Section 2.15 Taxes. (a) Except as set forth in Section 2.15 of the Disclosure Schedule, Flavors and each of its subsidiaries has filed, or as of the Closing Date will have filed, with the appropriate federal, state, local and foreign taxing authorities all federal income tax returns and all other material Tax Returns (as defined in paragraph (d) below) required to be filed by or with respect to Flavors or any of its subsidiaries, as the case may be, whose due dates (taking into account any timely filed extensions) fall on or before the Closing Date, and such Tax Returns are or will be true, correct and complete in all material respects. Flavors and each of its subsidiaries has paid in full or has made adequate provision in the Balance Sheet for all federal income taxes and all other material Taxes (as defined in paragraph (d) below) which are or will be due or claimed to be due from them by any taxing authority for all periods (or portions thereof) up to and including the Closing Date. There are no liens for Taxes upon the assets of Flavors or any of its subsidiaries except for statutory liens for current Taxes not yet due.

                    (b) Except as set forth in Section 2.15 of the Disclosure Schedule, neither Flavors nor any of its subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed and neither Flavors nor any of its subsidiaries has waived any statute of limitations for, or agreed to any extension of time with respect to, the assessment of Taxes of Flavors or any of its subsidiaries, as the case may be.

                    (c) Except as set forth in Section 2.15 of the Disclosure Schedule, neither Flavors nor any of its subsidiaries has received any notice of deficiency or assessment from any taxing authority with respect to liabilities for Taxes of Flavors or any of its subsidiaries which has not been fully paid or finally settled. No power of attorney has been executed by, or on behalf of, Flavors or any of its subsidiaries with respect to any matter relating to Taxes which is currently in force.

                    (d) For purposes of this Agreement, "Tax" or "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, use (or any similar taxes), transfer, franchise, payroll, withholding, social security, business license fees, or other taxes including any interest, penalties or additions thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return, schedule or other document (including any related or supporting information) required to be supplied to a taxing authority with respect to Taxes.

                    (e)  For purposes of this Section 2.15 (and
          Section 4.11 of this Agreement), the term "subsidiaries" shall not include Rishmac Produce & Export Company or
          Choube Shirin.

                    Section 2.16 Environmental Matters. (a) Each of the Company and the Subsidiaries and their respective properties and assets are in material compliance with all applicable Environmental Laws (as defined in paragraph
          (e) below) which compliance includes, but is not limited to, the possession of all permits, licenses, registrations and other governmental authorizations required under applicable Environmental Laws (collectively, "Permits"), and compliance with the terms and conditions thereof, and there are no circumstances of a nature which may materially prevent or interfere with compliance in the future. Except as set forth in Section
          2.16 of the Disclosure Schedule, no additional Permits are necessary for the conduct of the business of the Company or any Subsidiary as currently conducted.

                    (b)  There is no Environmental Notice (as
          defined in paragraph (e) below) that is (i) pending or, to the best of Seller's knowledge, threatened against the Company or any Subsidiary or (ii) to the best of Seller's knowledge, pending or threatened against any person or entity whose liability for such Environmental Notice may have been retained or assumed by or could reasonably be imputed or attributed by law or contract to the Company or any Subsidiary.

                    (c) To the best of Seller's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents arising out of, based upon, resulting from or relating to the operation, ownership or use of any property or assets currently or formerly owned, operated or used by the Company or any Subsidiary, including, without limitation, the release, emission, discharge or disposal of any Environmental Material (as defined in paragraph (e) below) into the Environment (as defined herein), that (i) would likely result in the incurrence of costs under Environmental Laws which would have Material Adverse Effect; or (ii) would likely form the basis of any Environmental Notice against or with respect to the Company or any Subsidiary or against any person or entity whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed by law or contract to the Company or any Subsidiary which would have Material Adverse Effect.

                    (d) Except as set forth in Section 2.16 of the Disclosure Schedule, without in any way limiting the generality of the foregoing, to Seller's knowledge (i) there are and have been no underground storage tanks located on property owned, leased or used by the Company or any Subsidiary, (ii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased or used by the Company or any Subsidiary, or located on the Property,
          (iii) no polychlorinated biphenyls (PCBs) are used or stored on any property owned, leased or used by the Company or any Subsidiary and (iv) there are no locations currently or formerly owned, leased or used by the Company or any Subsidiary at which any Environmental Material generated, used, owned or controlled by the Company, any Subsidiary or Seller may have been disposed of or released into the Environment in violation of Environmental Laws in effect at that time.

                    (e)  For purposes of this Agreement:

                    (i)  "Environment" means any surface water,
          ground water, drinking water supply, land surface or subsurface strata, ambient air and including, without limitation, any indoor location.

                    (ii) "Environmental Notice" means any notice or claim by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, or harm, injuries or damages to any person, property, natural resources, or any fines or penalties) arising out of, based upon, resulting from, or relating to the emission, discharge, disposal, release or threatened release in or into the Environment of any Material.

                    (iii) "Environmental Laws" means all federal, state, local and foreign laws, codes, regulations, requirements, directives, orders, common law, and administrative or judicial interpretations thereof, all as in effect on the date hereof and on the Closing Date, that may be enforced by any governmental agency or court, relating to pollution, the protection of human health, the protection of the Environment, or the emission, discharge, disposal, release or threatened release of Environmental Materials in or into the Environment.

                    (iv)  "Environmental Material" or
          "Environmental Materials" means pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, and including, without limitation, asbestos, or asbestos-containing materials, PCBs, and petroleum, oil or petroleum or oil products or derivatives.

                    Section 2.17 Labor Relations and Employment. Except as set forth in Section 2.17 of the Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the best of the Company's or Seller's knowledge, affecting or threatened against the Company or any Subsidiary and during the past three years there has not been any such action; (ii) no union claims to represent the employees of the Company or any Subsidiary; (iii) there is no agreement with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company or any Subsidiary nor is the Company or any Subsidiary a party to or bound by any collective bargaining agreement; (iv) there is no grievance pending against the Company or any Subsidiary arising out or under of any collective bargaining agreement or other grievance procedure; (v) there are no charges with respect to or relating to the Company or any Subsidiary pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; and (vi) neither the Company, any Subsidiary nor Seller has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any Subsidiary and, to the best of the Company's and Seller's knowledge, no such investigation is in progress.

                    Section 2.18  Brokers or Finders.  Purchaser
          does not have and will not have any obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement, or the transactions contemplated hereby, by reason of any action taken by or on behalf of Seller or the Company.

                    Section 2.19  Transactions with Affiliates.
          Except as set forth in Section 2.19 of the Disclosure Schedule, the Company has no outstanding liabilities or obligations for amounts owing to, or notes or accounts receivable from, or leases, contracts or other commitments or arrangements with or for the benefit of, Seller, its affiliates or associates, or the Company's directors, officers or employees.

                    Section 2.20  Ownership of PCT Common Stock.
          Seller and its affiliates beneficially own 5,939,400
          shares of PCT Common Stock (as defined below) and 20,000 shares of PCT Preferred Stock (as defined below).

                                 ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

                    Each of PCT and Purchaser represents and warrants to Seller as follows:

                    Section 3.1  Organization, Standing and
          Qualification. Each of PCT and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                    Section 3.2  Authority Relative to this
          Agreement. Each of PCT and Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of PCT and Purchaser and no other corporate proceedings on the part of either PCT or Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of PCT and Purchaser and constitutes, and each other agreement that is to be executed and delivered by PCT or Purchaser, as the case may be, in connection with the transactions contemplated by this Agreement, when executed and delivered by any such party will constitute, a valid and binding agreement of such party enforceable against such party in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (ii) as such enforceability may be limited by general principles of equity, regardless of whether asserted in a proceeding in equity or law.

                    Section 3.3  Capitalization.  The authorized
          capital stock of PCT consists of 250,000,000 shares of common stock, par value $.01 per share ("PCT Common Stock"), of which 20,594,120 are issued and outstanding and 250,000,000 shares of preferred stock, par value $0.01 per share ("PCT Preferred Stock"), of which 20,000 are issued and outstanding. There are no other shares of capital stock of PCT authorized, issued or outstanding. All outstanding shares of PCT Common Stock and PCT Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive rights. Except as set forth in Section 3.3 of the Disclosure Schedule, there are not (a) issued or outstanding any securities convertible into or exchangeable for, or any options, warrants, calls, puts, subscriptions or other rights (preemptive or otherwise) to acquire, any shares of capital stock of PCT or (b) any agreements or contractual commitments involving PCT or its affiliates relating to shares of PCT Common Stock, PCT Preferred Stock or obligating PCT to issue or sell any shares of its capital stock or any such securities, options, warrants, calls, puts, subscriptions or other rights.

                    Section 3.4  Consents and Approvals; No
          Violation. Except for applicable requirements of the HSR Act, there is no requirement applicable to PCT or Purchaser to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation by PCT or Purchaser of the transactions contemplated hereby. Except for applicable requirements of the HSR Act, neither the execution and delivery of this Agreement by PCT or Purchaser, nor the consummation by PCT or Purchaser of the transactions contemplated hereby, nor compliance by PCT or Purchaser with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of PCT or Purchaser, (ii) result in a breach of, or default under (or give rise to any right of termination, cancellation or acceleration under), any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which PCT or Purchaser is a party or by which any of their respective properties or assets may be bound, except for such breaches or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to the Closing Date or (iii) violate any order, judgment, writ, injunction, decree, statute, rule or regulation applicable to it or its properties or assets except for such violations which would not have a material adverse effect on (x) the business, properties, results of operations or financial or other conditions of PCT and Purchaser, taken as a whole, or (y) on the ability of PCT or Purchaser to consummate the transactions contemplated hereby. Except as set forth in
          Section 3.4 of the Disclosure Schedule, there is no Proceeding pending or, to the best knowledge of PCT and Purchaser, threatened against PCT or Purchaser that seeks to prevent the consummation of the transactions contemplated hereby.

                    Section 3.5 Brokers or Finders. Seller will not have any obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement, or the transactions contemplated hereby by reason of any action taken by or on behalf of PCT or Purchaser.

                                  ARTICLE IV
                                  COVENANTS

                    Section 4.1 Conduct of Business. During the period from the date hereof to the Closing, except as otherwise contemplated by this Agreement, Seller shall cause the Company to be operated only in the ordinary course of business consistent with past practice. Seller will use its reasonable best efforts to cause the Company to preserve intact the present organization of the Company, keep available the services of the present officers and employees of the Company and preserve the Company's relationships with customers, suppliers, licensors, licensees, contractors, distributors and others having significant business dealings with the Company, as the case may be. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement, from the date of this Agreement to the Closing, without the prior written consent of Purchaser, Seller agrees that the Company shall not:

                    (a) (i) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities or equity equivalents, (ii) split, combine or reclassify any shares of its capital stock or
          (iii) amend the terms of any such securities or agreements outstanding on the date hereof;

                    (b) amend its certificate of incorporation or by-laws;

                    (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire any of its securities, except that Flavors and the Company may declare, set aside or pay a cash dividend in an amount not to exceed $5.4 million;

                    (d)  (i) sell, lease, transfer or dispose of
          any assets or rights, (ii) permit any asset to suffer any Encumbrance thereupon, except for such Encumbrances existing on the date hereof and Permitted Liens,
          (iii) acquire any assets or rights, unless in the case of
          (i), (ii) and (iii), (A) in the ordinary course of business consistent with past practice, or (B) pursuant to obligations in effect on the date hereof or (iv) enter into any commitment or transaction binding on the Company with respect to (i), (ii) or (iii) above, unless in the ordinary course of business consistent with past practice;

                    (e) (i) incur or assume any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice, (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities, (iii) assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person, or
          (iv) make any loans, advances or capital contributions to, or investments in, any other person;

                    (f) pay, discharge or satisfy any liability, obligation, or Encumbrance (absolute, accrued, asserted or unasserted, contingent or otherwise) of the Company, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of claims, liabilities or obligations of the Company (i) reflected or reserved against on the Balance Sheet or (ii) incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet;

                    (g)  change any of the accounting or tax
          principles, practices or methods used by the Company
          (except as required by GAAP or law);

                    (h) enter into, adopt, amend or terminate any Plan, increase in any manner the compensation or fringe benefits of any officer or employee of the Company or pay any benefit not required by any existing Plan, or enter into any contract, agreement commitment or arrangement to do any of the foregoing, except to the extent required by applicable law or entered into in the ordinary course of business consistent with past practice;

                    (i)  enter into or offer to enter into any
          employment arrangement (other than in the ordinary course of business consistent with past practice for employees at will with annual salaries of not more than $100,000 per person) or any consulting arrangement with any person (other than in the ordinary course of business consistent with past practice);

                    (j)  make or authorize any capital
          expenditures;

                    (k)  settle or compromise any Tax liability;

                    (l)  (i) enter into, amend or terminate any
          Contract, except in the ordinary course of business consistent with past practice, or (ii) take any action or fail to take any action that, with or without either notice or lapse of time, would constitute a material default under any such Contract;

                    (m)  make any payments, loans, advances or
          other distributions to, or enter into any transaction, agreement or arrangement with, Seller, or any of Seller's affiliates or associates;

                    (n)  make any change in its accounts payable
          practices;

                    (o) terminate or amend or fail to perform any of its obligations, permit any default to exist or cause any material breach under any of the Company policies of insurance set forth in Section 2.13 of the Disclosure Schedule;

                    (p) dispose of or permit to lapse any material item of Intellectual Property;

                    (q) take, or agree in writing or otherwise to take, any of the actions set forth in this Section 4.1.

                    Section 4.2 Access to Information. (a) Seller shall, and shall cause the Company to, (i) give Purchaser and its authorized representatives full access during normal business hours to all books and records, plants, offices, warehouses and other facilities and properties utilized by the Company in connection with its business and all information relating to the Company, its business, properties, assets, financial condition, results of operations and prospects, (ii) permit Purchaser and its authorized representatives, to make such inspections thereof and to interview such personnel of the Company during normal business hours as Purchaser may reasonably request and (iii) cause the Company's officers and auditors to furnish Purchaser and its authorized representatives with such financial and operating data and other information with respect to the items set forth in clause (i) of this paragraph (a) as Purchaser may from time to time reasonably request, and cause the Company's auditors to deliver their workpapers related to such information if Purchaser shall so request.

                    (b) All information about the Company obtained by Purchaser from Seller or the Company or their respective directors, officers, employees, agents or representatives in connection with the transactions contemplated hereby (other than publicly available information) shall be held in confidence by Purchaser and such information shall not be disclosed to any person (other than Purchaser and its affiliates and its or their directors, officers, employees, agents, and representatives) except as may be required by judicial process, administrative order, or any law, rule or regulation.

                    Section 4.3  Reasonable Best Efforts.  (a)
          Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, but not limited to, (i) the preparation and filing of all applicable forms under the HSR Act, (ii) the preparation and filing of all other forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity and (iii) the satisfaction of all conditions to Closing. Each party shall promptly consult with the other party to provide any necessary information not subject to legal privilege with respect to, and provide the other party (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement.

                    (b)  Each party hereto shall promptly inform
          the other party of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

                    Section 4.4  Preparation of Registration
          Statement; Listing. (a) As soon as practicable following the Closing Date, at the direction of, and with all reasonably necessary assistance from, Purchaser, Seller shall prepare and file with the SEC any registration statement (the "Registration Statement") necessary for PCT to distribute the VSRs to its stockholders. Each party will provide the other party and its agents with reasonable opportunity to review and comment upon the Registration Statement, including all amendments and supplements thereto, prior to the filing thereof with the SEC and or distribution thereof to the stockholders of PCT, and shall make all reasonable changes thereto requested by the other party or its agents. Each party shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Each party shall provide and shall be deemed to have provided the other party with the information concerning it required to be included in the Registration Statement. Seller shall take any action required to be taken under any applicable state securities laws in connection with the issuance of the VSRs and shall cause the VSR Agreement to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), if required by the TIA.

                    (b)  As soon as practicable following the
          Closing Date, at the direction of, and with all reasonable necessary assistance from, Purchaser, Seller shall use its best efforts to cause the VSRs to be approved for listing on the New York Stock Exchange ("NYSE") or other national securities exchange or automated quotation system approved by Seller and Purchaser, in each case, subject to official notice of issuance.

                    Section 4.5 Covenant of PCT. (a) Except as set forth in Section 4.5 of the Disclosure Schedule, from the date of this Agreement until the date of the distribution of the VSRs to stockholders of PCT, without the prior written consent of Seller, PCT shall not (i) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities or equity equivalents, (ii) split, combine or reclassify any shares of its capital stock, (iii) amend the terms of any such securities or agreements outstanding on the date hereof or (iv) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire any of its securities.

                    (b)  Each of PCT and Purchaser covenant to
          cause the distribution of one VSR and 125 VSRs per share to all holders of PCT Common Stock and PCT Preferred Stock, respectively, as soon as practicable following the declaration by the SEC of the effectiveness of the Registration Statement.

                    Section 4.6  Further Assurances.  Seller and
          Purchaser agree that, from time to time after the Closing, without additional consideration, each of them will execute and deliver such further instruments and take such other action as may be necessary to make effective the transactions contemplated by this Agreement.

                    Section 4.7 No Solicitation. Seller will, and will cause the Company to, immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any merger, business combination, sale of assets (other than sales permitted by this Agreement), sale of shares of capital stock or other securities or similar transaction involving any third party and Seller or the Company (an "Acquisition Transaction"). Seller shall, and Seller will ensure that the Company and its directors and officers shall, and will use their reasonable best efforts to cause Seller's and the Company's employees or other affiliates not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Purchaser or its directors, officers, employees or other affiliates or representatives) concerning any Acquisition Transaction. Seller will immediately communicate to Purchaser any such inquiries or proposals regarding an Acquisition Transaction and the terms thereof.

                    Section 4.8  Fees and Expenses.  Except as
          otherwise set forth in this Agreement, each party hereto shall pay the fees and expenses incurred by it in connection with the transaction contemplated hereby. In addition, the cost of obtaining the third party consents set forth on Section 2.4 of the Disclosure Schedule necessary to allow Seller, Flavors or the Company to consummate the transactions contemplated hereby shall be borne by the Company. Any fees and expenses incurred in connection with the settlement of the litigation set forth in Sections 2.4 and 3.4 of the Disclosure Schedule shall be split evenly between Seller and Purchaser until such aggregate amount equals $1,000,000 and, thereafter, all such fees and expenses shall be paid by Seller; provided, however, if requested by Seller, Purchaser shall advance the amount of any fees and expenses to be paid by Seller and the amount of such advance shall be deducted from the Deferred Cash Payments (together with interest accrued at a rate of 5.5% annually until the date of the relevant Deferred Cash Payment), first from the Deferred Cash Payment to be made on December 31, 1997 and then, if necessary, from the Deferred Cash Payment to be made on June 30, 1997.

                    Section 4.9  Public Announcements.  Subject to
          Section 4.4 hereof, none of Seller, the Company or Purchaser will issue or cause the publication of any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior written consent of the parties hereto; provided, that any party hereto may make a public announcement to the extent required by law, judicial process or the rules, regulations or interpretations of the Securities and Exchange Commission.

                    Section 4.10  Books and Records.  At the
          Closing, Seller shall deliver to the Company all books and records in its possession relating to the Company.

                    Section 4.11  Tax Matters.  (a)  Tax Treatment
          - Section 338(h)(10) Election. With respect to the sale and acquisition of the Shares pursuant to this Agreement,
          (A) within 240 days after the Closing Date, Seller and Purchaser shall agree on the form and content of the IRS Forms 8023-A (the "Forms 8023-A") on which the election to be made pursuant to Section 338(h)(10) of the Code (the "Election") shall be made; (B) within fifteen (15) days thereafter, Purchaser shall deliver to Seller properly executed Forms 8023-A, which Seller shall file on a timely basis with the Internal Revenue Service (the "IRS") following the Closing Date; (C) Seller and Purchaser shall jointly and timely make any elections under state or local tax law comparable to the Election with respect to the purchase of the Shares; (D) Seller and Purchaser shall, as promptly as practicable following the Closing Date, cooperate with each other to take all other actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) otherwise to effect and preserve timely Election in accordance with the provisions of Treasury Regulation Sections 1.338-1 and 1.338(h)(10)-1 (or any comparable provisions of state or local tax law) or any successor provisions; and (E) Seller and Purchaser shall report the sale and acquisition, respectively, of the Shares pursuant to this Agreement consistent with the Election (and any comparable elections under state or local tax laws) and shall take no position to the contrary thereto in any Tax Return, any proceeding before any taxing authority or otherwise.

                    (b) To the extent permissible by law, Seller shall prepare and file or cause to be filed (i) any corrections, amendments or supplements to the Forms 8023-A and (ii) any state or local forms or reports that are necessary or appropriate for purposes of complying with the requirements for making any state or local election that is comparable to the Election. To the extent necessary for the valid filing of any such corrections, amendments, supplements, forms or reports, Purchaser shall, at the request of Seller, properly execute or have properly executed any requisite forms or reports specified by Seller, and, to the extent required by law and reasonably practicable within the time period following receipt of Seller's requests, Purchaser shall file timely or cause to be filed timely any such forms or reports.

                    (c)  In connection with the Election, within
          180 days after the Closing Date, (i) Seller shall provide to Purchaser a proposed determination of the Modified Aggregate Deemed Sales Price (as defined under applicable Treasury Regulations) with respect to Flavors, and (ii) Purchaser shall provide to Seller a proposed allocation of such Modified Aggregate Deemed Sales Price among the assets of Flavors, which allocations shall be made in accordance with Section 338(b) of the Code and any applicable Treasury Regulations. Within 10 days following such provision, Purchaser and Seller, respectively, shall have the right to object to any such determination or allocation. If a party objects to any such determination or allocation, the parties shall resolve their dispute pursuant to the provision for resolving Tax Related Disputes described in paragraph (k) of this Section 4.11. Seller and Purchaser (i) shall be bound by the allocations determined pursuant to this paragraph for purposes of determining any Taxes; (ii) shall prepare and file all Tax Returns to be filed with any taxing authority in a manner consistent with such allocations; and (iii) shall take no position inconsistent with such allocations in any Tax Return, any proceeding before any taxing authority or otherwise. In the event that any such allocation is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify and consult with the other party hereto concerning resolution of such dispute. Neither Seller nor Purchaser shall, or shall permit any of their affiliates (including, without limitation, Flavors and any of its subsidiaries) to, take any action to modify any of the forms or reports (including any corrections, amendments or supplements thereto) that are required for the making of the Election or any comparable elections under state or local tax law after their execution or to modify or revoke the Election following the filing of the Forms 8023-A by Seller without the written consent of Seller and Purchaser, as the case may be.

                    (d)  For purposes of any Taxes, Seller and
          Purchaser agree that as of the Closing Date each VSR has a fair market value equal to the average trading price of the VSRs on the first day the VSRs are traded on the New York Stock Exchange or other national securities exchange or automated quotation system, unless Seller and Purchaser agree that such price does not accurately reflect the value of the VSRs as of the Closing Date, in which case Seller and Purchaser shall mutually agree on an appropriate fair market value for the VSRs.
          Purchaser and Seller agree to file, and to cause their affiliates to file, all Tax Returns on a basis consistent with the valuations set forth in this Section 4.11(d).

                    (e)  Indemnification.

                         (i)  Seller's Indemnification of
          Purchaser. Seller shall indemnify Purchaser from, against, and in respect of (A) any Taxes of Flavors or any of its subsidiaries for any taxable period, or portion of a Straddle Period (as determined pursuant to Section 4.11(f) hereof), ending on or prior to the Closing Date; (B) any Taxes of Flavors or any of its subsidiaries arising from the departure by Flavors or any of its subsidiaries from an affiliated, unitary, consolidated, combined, or other similar group as a result of the transactions contemplated by this Agreement, or attributable to any corporation or other entity which joined with Flavors or any of its subsidiaries in the filing of an affiliated, unitary, consolidated, combined, or similar return for any taxable period, or portion of a Straddle Period (as determined pursuant to Section 4.11(f) hereof), ending on or prior to the Closing Date; and (C) any Transfer Taxes for which Seller is liable pursuant to Section 4.11(i) hereof; and

                              (ii)  Purchaser's Indemnification of
          Seller. Purchaser shall indemnify Seller from, against, and in respect of (A) any Taxes of Flavors or any of its subsidiaries for any taxable period, or portion of a Straddle Period (as determined pursuant to Section 4.11(f) hereof), beginning after the Closing Date; and
          (B) any Transfer Taxes for which Purchaser is liable pursuant to Section 4.11(i) hereof.

                    (f) Computation of Tax Liabilities, Proration of Taxes and Earnings and Profits. To the extent permitted by Law or administrative practice, the taxable year of Flavors and each of its subsidiaries shall end on and include the Closing Date. For purposes of determining the earnings and profits of Flavors and each of its subsidiaries or the liability for Taxes for a portion of a taxable year or period that begins before and ends after the Closing Date (a "Straddle Period"), the determination of such earnings and profits or such Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date, shall be determined by assuming that the taxable year or period ended on and included the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis and annual real and personal property taxes shall be prorated on the basis of the number of days in the annual period elapsed through the Closing Date as compared to the number of days in the annual period elapsing after the Closing Date.

                    (g)  Tax Returns.

                              (i)  Seller shall prepare, or cause
          to be prepared, and file, or cause to be filed, on a timely basis all Tax Returns with respect to Flavors and each of its subsidiaries for any taxable period ending on or prior to the Closing Date;

                              (ii)  Purchaser shall prepare, or
          cause to be prepared, and file, or cause to be filed, on a timely basis all Tax Returns with respect to Flavors and each of its subsidiaries for any taxable period ending after the Closing Date, including Tax Returns for any Straddle Period; and

                              (iii)  If either Purchaser, on the
          one hand, or Seller, on the other hand, may be liable for any portion of the Taxes payable on any Tax Return to be filed by the other, the party responsible for filing such return (the "Preparer") shall use its best efforts to prepare and deliver to the other party (the "Payor") a copy of such return and any schedules, work papers and other documentation then available that are relevant to the preparation of the portion of such return for which the Payor is or may be liable hereunder not later than thirty (30) days prior to the due date for such return (inclusive of extensions). The Preparer shall not file such return without the prior written consent of the Payor, which consent shall not be unreasonably withheld and which consent shall be provided to the Preparer at least ten (10) days prior to the due date for such return (inclusive of extensions). If the Preparer and the Payor are unable to agree on the amount of the Payor's liability for any Taxes reflected on a Tax Return, such dispute shall be settled by an internationally recognized firm of independent public accountants mutually acceptable to both the Preparer and the Payor (the "CPA Firm") whose fees and expenses shall be paid by the Preparer and the Payor in proportion to each party's respective liability for the items in dispute as determined by the CPA Firm, and the Payor shall pay the amount determined by the CPA Firm within five (5) Business Days of such determination. If the Preparer fails to satisfy its obligations under this Section 4.11(g)(iii), the Payor's obligation to indemnify the Preparer for any Taxes which are reflected on any such Tax Return shall be reduced to the extent the Payor is prejudiced by such failure and the Payor shall retain any and all remedies it may otherwise have which arise out of such failure.

                    (h) Contest Provisions. (i) Notification of Contests. Each of Purchaser, on the one hand, and Seller, on the other hand (the "Recipient"), shall notify the other party in writing within thirty (30) days of receipt by the Recipient of written notice of any pending or threatened audits, adjustments or assessments relating to Taxes (a "Tax Audit") which may affect the liability for Taxes of such other party. If the Recipient fails to give such written notice to the other party, the Recipient shall not be entitled to indemnification for any Taxes arising in connection with such Tax Audit to the extent such failure to give notice affects the other party's ability to participate in the Tax Audit or increases the other party's liability for Taxes;

                              (ii)  Control of Contests.  To the
          extent a Tax Audit relates to any taxable period ending on or prior to the Closing Date, Seller shall at its expense control the defense and settlement of such Tax Audit. To the extent a Tax Audit relates to any taxable period beginning after the Closing Date, Purchaser shall at its expense control the defense and settlement of such Tax Audit. To the extent a Tax Audit relates to any Straddle Period Seller shall at its expense control the defense and settlement of such Tax Audit.
          Notwithstanding the foregoing, neither party shall be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of Flavors or any of its subsidiaries with respect to any taxable period ending after the Closing Date (including any Straddle Period) or the liability for Taxes of Seller, Flavors or any of its subsidiaries with respect to periods ending on or before the Closing Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of the other party. Such consent shall not be unreasonably withheld and shall not be necessary to the extent that the appropriate party has indemnified the other party in form and substance reasonably acceptable to the indemnitee. If a firm offer is made by a taxing authority to settle a claim or litigation and the party which desires to accept the offer ("Settling Party") notifies the other party ("Affected Party") in writing that it desires to accept and agree to such settlement, but the Affected Party elects not to accept or agree to such settlement, the Affected Party may continue to contest or defend such claim or litigation and, in such event, the total maximum liability of the Settling Party with respect to such claim or litigation shall be limited to and shall not exceed the amount of the Settling Party's share of such settlement offer, plus the Settling Party's reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the Settling Party desires to accept such settlement; and

                              (iii)  Participation Rights.  Any
          party whose liability for Taxes may be affected by a Tax Audit shall be entitled to participate at its own expense in such defense and to employ counsel of its choice at its own expense.

                    (i) Transfer Taxes. All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties ("Transfer Taxes") resulting directly or indirectly from the transfer by Seller of the Shares to Purchaser, shall be borne equally by Seller and Purchaser. Any Tax Returns that must be filed in connection with such Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such party will use its best efforts to provide such Tax Returns to the other party at least thirty (30) days prior to the due date for such Tax Returns. Notwithstanding Section 4.11(g) hereof, the responsibility for filing Tax Returns relating to Transfer Taxes shall be covered exclusively by this
          Section 4.11(i).

                    (j)  Certain Post-Closing Settlement Payments.
          (i) Purchaser's Claiming, Receiving or Using Refunds and Overpayments. Except as provided in Section 4.11(j)(ii), if, after the Closing Date, Purchaser, Flavors or any of their subsidiaries receive any refund, or utilize the benefit of any overpayment of Taxes which, in either case, (A) relates to a Tax paid by Seller or any of its affiliates on or prior to the Closing Date, or (B) is the subject of indemnification by Seller under this Agreement, Purchaser shall promptly transfer, or cause to be transferred, to Seller the entire amount of the refund or overpayment (including interest) received or utilized by Purchaser. Purchaser shall notify Seller promptly after the discovery of a right to claim any such refund or overpayment and the receipt of any such refund or utilization of any such overpayment. Purchaser shall as promptly as practicable claim any such refund or utilize any such overpayment and shall furnish to Seller all information, records and assistance necessary to verify the amount of the refund or overpayment;

                              (ii)  Purchaser's Carryback of Post-
          Closing Losses. Purchaser may carry back any Tax losses or credits to any taxable period of Seller or Flavors ending on or prior to the Closing Date and shall be entitled to retain the refund or other benefit resulting therefrom; provided, however, that Purchaser shall indemnify Seller from, against and in respect of all Taxes relating directly or indirectly to such carry back;

                              (iii)  Realization of Tax Benefits in
          Respect of Indemnified Liabilities. (A) If, after the Closing Date, (a) Purchaser or any of its affiliates realizes any Damages for which it is indemnified by Seller or (b) an adjustment required by any taxing authority increases Seller's indemnification obligation under this Agreement, Purchaser and its affiliates shall claim any such Damages and recognize any such adjustment on their Tax Returns and claim to the fullest extent permissible all deductions allowable as a result of any such Damages or adjustment. Purchaser shall furnish to Seller at Seller's expense all relevant information, records and assistance reasonably necessary to verify the amount of the decrease, if any, in Purchaser's and its affiliates' Taxes paid solely as a result of recognizing or realizing such Damages or adjustment and claiming all such permissible deductions (as compared to the Taxes Purchaser and its affiliates would otherwise have paid solely without such Damages or adjustment). Purchaser shall promptly transfer, or cause to be transferred, to Seller the entire amount of such decrease at the time such decrease is realized, whether realized by Purchaser and its affiliates paying less Taxes or receiving a refund;

                              (B)  If, after the Closing Date, (a)
          Seller or any of its affiliates realizes any Damages for which it is indemnified by Purchaser hereof or (b) an adjustment required by any taxing authority increases Purchaser's indemnification obligation under this Agreement, Seller and its affiliates shall claim any such Damages and recognize any such adjustment on their Tax Returns and claim to the fullest extent permissible all deductions allowed as a result of any such Damages or adjustment. Seller shall furnish to Purchaser at Purchaser's expense all material information, records and assistance necessary to verify the amount of the decrease, if any, in Seller's and its affiliates' Taxes paid solely as a result of recognizing or realizing such Damages or adjustment and claiming all such permissible deductions (as compared to the Taxes Seller and its affiliates would otherwise have paid solely without such Damages or adjustment). Seller shall promptly transfer, or cause to be transferred, to Purchaser the entire amount of such decrease at the time such decrease is realized, whether realized by Seller and its affiliates by paying less Taxes or receiving a refund.

                         (iv) Subsequent Adjustment. In the event that any Tax refund, benefit or savings described in any clause of this Section 4.11(j) is subsequently reduced as a result of any adjustment required by any final determination of the applicable law of the relevant jurisdictions, this Section 4.11(j) shall be applied taking into account such adjustment.

                         (k)  Resolution of All Tax Related
          Disputes. For purposes of computing the amount of any payment due under this Section 4.11, each party shall provide to the other, as reasonably requested by the other, all reasonably available information, records and assistance necessary to verify the amount of the payment due. In the event that Seller, on the one hand, and Purchaser, on the other hand, cannot agree on any calculation of any amount relating to Taxes or the interpretation or application of any provision of this Agreement relating to Taxes, such dispute shall be resolved by the CPA Firm, which shall act as an arbitrator to resolve all points of disagreement and whose decision shall be final and binding upon all persons involved and whose expenses shall be paid by Seller and Purchaser in proportion to each party's respective liability as determined by the CPA Firm.

                    (l)  Closing and Post-Closing Actions which
          Affect Seller's Liability for Taxes. (i) Purchaser shall not and shall not permit Flavors or any of its subsidiaries, without the prior written consent of Seller, to take any action on or after the Closing Date if such action could increase the liability for Taxes of Seller with respect to the transactions contemplated by this Agreement (including any obligation of Seller to indemnify Purchaser under this Agreement).

                              (ii)  Purchaser shall not, without
          the prior written consent of Seller, amend any Tax Return filed by, or with respect to, Flavors or any of its subsidiaries for any taxable period, or portion thereof, beginning before the Closing Date and ending on or before the Closing Date.

                    (m) Maintenance of Books and Records. Until the applicable statute of limitations (including periods of waiver) has run for all Tax Returns filed or required to be filed with respect to taxable periods ending on or prior to the Closing Date, Purchaser shall retain all of the books and records relating to Flavors and each of its subsidiaries in existence on the Closing Date and after the Closing Date will upon request and for a reasonable and specific purpose provide Seller access to such relevant books and records for inspection and copying by Seller and their representatives during normal business hours. After the expiration of such period, no such books and records shall be destroyed by Purchaser without first advising Seller in writing and giving Seller at least sixty (60) business days to obtain possession thereof.

                    (n)  Termination of Existing Tax Sharing
          Agreements. Prior to the Closing Date, the parties shall terminate any existing tax sharing agreements to the extent such agreement or arrangement binds Flavors or any of its subsidiaries. The preceding sentence shall not apply to any agreement entered into in connection with this Agreement.

                    (o) Assistance and Cooperation. The parties agree that, after the Closing Date: (i) Each party shall assist the other party in preparing and filing any Tax Returns which such other party is responsible for preparing and filing;

                              (ii)  The parties shall cooperate
               fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns and payments in respect thereof;

                              (iii)  The parties shall make
               available to each other and to any taxing authority as reasonably requested all relevant books and records relating to Taxes;

                              (iv)  Each party shall provide timely
               written notice to the other party of any pending or proposed Tax Audit for which the other party may have an indemnification obligation under this Agreement;

                              (v)  Each party shall furnish the
               other party with copies of all relevant
               correspondence received from any taxing authority in connection with any Tax Audit or information request relating to any Taxes referred to in subsection (iv) of this Section 4.11(o); and

                              (vi)  Except as otherwise provided
               herein, the party requesting assistance or cooperation shall bear the other party's reasonable out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third-party service providers.

                    (p) To the extent any provision in any other Section of this Agreement is inconsistent with any provisions of this Section 4.11, this Section 4.11 shall exclusively govern all matters relating to Taxes (including the procedure by which claims for Tax indemnification are made, the determination of any amounts required to be paid, and the manner by which controversies are resolved).

                                  ARTICLE V
                                  CONDITIONS

                    Section 5.1  Conditions to Each Party's
          Obligations. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following condition:

                    (a)  No statute, rule, regulation, order,
          decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Entity which prohibits the consummation of the transactions contemplated by this Agreement and shall be in effect and, except as set forth in Sections 2.12 and 3.4 of the Disclosure Schedule, no Proceeding seeking such relief shall be pending.

                    Section 5.2  Conditions to Obligations of
          Purchaser. The obligations of PCT and Purchaser to effect the transactions contemplated by this Agreement are further subject to the satisfaction at or prior to the Closing of the following conditions:

                    (a)  The representations and warranties of
          Seller in this Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of a specific date or time (which need only be true and correct in all material respects as of such date or time);

                    (b)  Seller and the Company shall have
          performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing;

                    (c)  Purchaser shall have received
          certificates, dated the Closing Date, from (i) the Company, duly executed by the Company, (ii) Flavors, duly executed by Flavors and (iii) Seller, duly executed by Seller, to the effect of (a) and (b) above;

                    (d)  All authorizations, Permits, consents,
          orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods (including the waiting period under the HSR Act) imposed by, any Governmental Entity, and all third party consents (collectively, the "Authorizations") necessary to effect the transactions contemplated by this Agreement, shall have occurred, been filed or been obtained;

                    (e) Seller shall have delivered or caused to be delivered to Purchaser each of the items specified in
          Section 1.5 hereof.

                    Section 5.3  Conditions to Obligations of
          Seller. The obligations of Seller to effect the transactions contemplated by this Agreement are further subject to the satisfaction at or prior to the Closing of the following conditions:

                    (a)  The representations and warranties of
          Purchaser in this Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of a specific date or time (which need only be true and correct in all respects as of such date or time);

                    (b)  Purchaser shall have performed in all
          material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

                    (c) Seller shall have received certificates, dated the Closing Date, from (i) Purchaser, duly executed by Purchaser, and (ii) PCT, duly executed by PCT, to the effect of (a) and (b) above;

                    (d) All Authorizations necessary for Purchaser to effect the transactions contemplated by this Agreement, shall have occurred, been filed or been obtained by it; and

                    (e) Purchaser shall have delivered or caused to be delivered to Seller each of the items specified in
          Section 1.6 hereof.

                                  ARTICLE VI
                          TERMINATION AND AMENDMENT

                    Section 6.1  Termination.  This Agreement may
          be terminated at any time prior to the Closing:

                    (a)  by mutual consent of Seller and Purchaser;

                    (b)  by either Seller, on the one hand, or
          Purchaser, on the other hand, if the Closing shall not have occurred by December 31, 1996; or

                    (c) by either Seller or Purchaser if any court of competent jurisdiction or other competent Governmental Entity shall have issued an order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such statute, rule, regulation, order, decree or injunction or other action shall have become final and nonappealable.

                    Section 6.2  Effect of Termination.  In the
          event of the termination and abandonment of this Agreement pursuant to Section 6.1 hereof, (i) this Agreement shall forthwith become void and have no effect, without any further obligation on the part of any party hereto or its affiliates, directors, officers, stockholders, agents, or representatives, except that the provisions of Sections 2.18, 3.5 and 4.2(b) (and Section
          8.7 to the extent it is applicable to such Sections) shall survive and no party shall be relieved of any liability for any breach of this Agreement and (ii) Purchaser will redeliver to Seller all documents, work papers and other material of Seller or otherwise delivered by Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof.

                    Section 6.3 Amendment. This Agreement may be amended at any time by the parties hereto, but only by an instrument in writing signed by each of the parties hereto.

                    Section 6.4  Extension; Waiver.  At any time
          prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by such party.


                                 ARTICLE VII
                          SURVIVAL; INDEMNIFICATION

                    Section 7.1  Survival Periods.  All
          representations and warranties of the parties contained in this Agreement, the Disclosure Schedule, or any certificate or document delivered in connection herewith shall survive the Closing and shall apply with respect to claims asserted in writing within eighteen months from the Closing Date; provided, that the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4 and
          2.8 shall survive the Closing indefinitely, the representations and warranties contained in Sections 2.14 and 2.16 shall survive the Closing Date until the third-year anniversary of the date of this Agreement and the representations and warranties contained in Section 2.15 shall survive the Closing Date until the expiration of the applicable statutes of limitation for the assessment or collection of the Taxes to which such representation or warranty relates. The covenants and agreements of the parties hereto shall survive the Closing in accordance with their terms. For purposes of this Agreement, the representations and warranties of Seller contained herein shall be deemed to include the Disclosure Schedule. Rights of a party to indemnification shall not be limited or affected by any pre-Closing investigation by such party.

                    Section 7.2  Indemnification.  Subject to the
          other provisions of this Article VII, from and after the
          Closing:

                    (a) Seller shall indemnify and hold harmless Purchaser, its subsidiaries and affiliates, each of Purchaser's, its subsidiaries' and affiliates' directors, officers, employees, representatives and agents ("Representatives"), and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, "Purchaser Group") from and against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims and damages (collectively, "Damages") incurred by the members of Purchaser Group which arise out of or are the result of any breach of any representation or warranty or failure to perform any covenant or agreement made by Seller or on behalf of the Company under this Agreement or the Disclosure Schedule delivered by Seller in connection herewith.

                    (b) PCT and Purchaser, jointly and severally, shall indemnify and hold harmless Seller, each of its Representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, "Seller Group") from and against any Damages incurred by the members of Seller Group which arise out of or are the result of any breach of any representation or warranty or the failure to perform any covenant or agreement made by or on behalf of Purchaser under this Agreement or any documents delivered by Purchaser in connection herewith.

                    (c)  The members of Seller Group, on the one
          hand, and the members of Purchaser Group, on the other hand, as the case may be, are sometimes referred to herein as the "Indemnified Parties."

                    (d) Neither the Purchaser Group nor the Seller Group shall be entitled to indemnification from PCT and Purchaser, on the one hand, or Seller, on the other hand, for Damages which arise out of or are the result of any breach of any representation or warranty (except those set forth in Section 2.15 hereof) or the failure to perform any covenant or agreement under this Agreement (except those set forth in Section 4.11 hereof), unless the cumulative total of all Damages of the Purchaser Group or the Seller Group, as the case may be, exceeds $2,000,000 and then only to the extent such cumulative total of Damages exceeds $2,000,000. The maximum amount of Damages that PCT and Purchaser, on the one hand, or Seller, on the other hand, shall be liable for under this Section shall be $100,000,000 (which shall be in addition to any liability for Taxes under Sections 2.15 and 4.11 hereof).

                    (e) To the extent permitted by law, Purchaser and Seller shall, and shall cause their affiliates to, treat for tax purposes any indemnification payments made or received with respect to any Damages as an adjustment to the purchase price for the Shares.

                    Section 7.3  General Procedures; Third Party
          Claims. (a) If an Indemnified Party intends to seek indemnification pursuant to this Article VII, such Indemnified Party shall promptly notify Seller or PCT and Purchaser (and in any event shall deliver such notice within the survival periods set forth in Section 7.1 hereof), as the case may be (the "Indemnifying Party"), in writing of such claim describing such claim in reasonable detail; provided, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless it is actually prejudiced thereby, subject, however, to the time periods specified in Section 7.1 hereof. In the event that such claim involves a claim by a third party against the Indemnified Party, the Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing (which shall be reasonably satisfactory to the Indemnified Party) and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith; provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it whose fees and expenses shall be borne by the Indemnified Party, unless the Indemnified Party shall have reasonably concluded based upon written advice of counsel that representation by the same counsel would represent a conflict of interest due to the availability to it of defenses which are different from or additional to those available to the Indemnifying Party, in which case, such reasonable fees and expenses of such counsel (which shall be reasonably satisfactory to the Indemnifying Party) shall be borne by the Indemnifying Party. Notwithstanding anything in this Section 7.3(a) to the contrary, the Indemnifying Party may, without the consent of the Indemnified Party, settle or compromise any action or consent to the entry of any judgment which includes as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a duly executed and legally effective written release of the Indemnified Party from all liability in respect of such action. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent (which shall not be unreasonably withheld) or if there is a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party agrees to indemnify and hold harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing, any claims for Damages with respect to Taxes pursuant to this Section 7.3 shall be governed by Section 4.11 hereof.

                    (b) The Indemnified Party and the Indemnifying Party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to Article VII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

                                 ARTICLE VIII
                                MISCELLANEOUS

                    Section 8.1  Certain Definitions.  For all
          purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                    (a) "affiliate" or "associate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing;

                    (b) "business day" means any day (other than a Saturday or a Sunday) on which banking institutions in The City of New York, New York are not authorized or obligated by law or executive order to close and, if the VSRs are listed on a national securities exchange, such exchange is open for trading; and

                    (c) "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                    Section 8.2  Notices.  All notices and other
          communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) or overnight delivery service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (a)  if to PCT or Purchaser, to:

                              Power Control Technologies Inc.
                              35 East 62nd Street
                              New York, New York 10021
                              Telephone:  (212) 572-8600
                              Telecopy:   (212) 572-5056
                              Attention:  General Counsel

                              with a copy to:

                              Kramer, Levin, Naftalis & Frankel
                              919 Third Avenue
                              New York, New York  10022
                              Telephone:  (212) 715-9100
                              Telecopy:   (212) 715-8000
                              Attention:  Thomas E. Constance, Esq.

                    (b)  if to Seller, to:

                              Mafco Consolidated Group Inc.
                              35 East 62nd Street
                              New York, New York 10021
                              Telephone:  (212) 572-8600
                              Telecopy:   (212) 572-5056
                              Attention:  General Counsel

                              with a copy to:

                              Skadden, Arps, Slate, Meagher & Flom
                              919 Third Avenue
                              New York, New York  10022
                              Telephone:  (212) 735-3000
                              Telecopy:   (212) 735-2000
                              Attention:  Alan C. Myers, Esq.

                    Section 8.3  Descriptive Headings.  The
          descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                    Section 8.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

                    Section 8.5  Entire Agreement; Assignment.
          This Agreement, including the annexes and exhibits hereto and the documents, schedules (including, without limitation, the Disclosure Schedule), certificates and instruments referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

                    Section 8.6  Governing Law.  This Agreement
          shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable principles of conflicts of law.

                    Section 8.7 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                    Section 8.8  Parties in Interest.  This
          Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                    Section 8.9  Severability.  This Agreement
          shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect.


                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   MAFCO CONSOLIDATED GROUP INC.

                                         /s/  James R. Maher
                                   -----------------------------
                                   Name:     James R. Maher
                                   Title:    President & Chief
                                             Executive Officer

                                   POWER CONTROL TECHNOLOGIES, INC.

                                        /s/  J. Eric Hanson
                                   ----------------------------
                                   Name:     J. Eric Hanson
                                   Title:    Executive Vice
                                             President

                                   PCT INTERNATIONAL HOLDINGS, INC.

                                        /s/  Laurence Winoker
                                   -----------------------------
                                   Name:     Laurence Winoker
                                   Title:    Vice President




               Subsidiaries and Equity Investments          Schedule 2.1

               Pledge of Shares                             Schedule 2.3

               Violations and Defaults                      Schedule 2.4

               Certain Changes                              Schedule 2.7

               Encumbrances                                 Schedule 2.8

               Leases of Real Property                      Schedule 2.9

               Intellectual Property                        Schedule 2.10

               Contracts                                    Schedule 2.11

               Litigation                                   Schedule 2.12

               Insurance                                    Schedule 2.13

               Employee Benefits                            Schedule 2.14

               Taxes                                        Schedule 2.15

               Environmental Matters                        Schedule 2.16

               Labor Relations                              Schedule 2.17

               Affiliate Transactions                       Schedule 2.19

               Capitalization                               Schedule 3.3

               Proceedings to Prevent Consummation
                    of Transactions                         Schedule 3.4

               Capitalization                               Schedule 4.5


                                                                EXHIBIT A



                        MAFCO CONSOLIDATED GROUP INC.

                                             Issuer

                                _____________

                        VALUE SUPPORT RIGHTS AGREEMENT

                       Dated as of November [  ], 1996

                                _____________

                   AMERICAN STOCK TRANSFER & TRUST COMPANY

                                             Trustee



                              TABLE OF CONTENTS(1)

                                                               Page
          PARTIES . . . . . . . . . . . . . . . . . . . . . . .   1

          RECITALS  . . . . . . . . . . . . . . . . . . . . . .   1

          ARTICLE 1

          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION 2
               Section 1.1   Definitions  . . . . . . . . . . .   2
               Section 1.2   Compliance and Opinions  . . . . .  13
               Section 1.3   Form of Documents Delivered to
                              Trustee . . . . . . . . . . . . .  14
               Section 1.4   Acts of Holders  . . . . . . . . .  16
               Section 1.5   Notices, etc., to Trustee and
                               Company  . . . . . . . . . . . .  18
               Section 1.6   Notice to Holders; Waiver  . . . .  18
               Section 1.7   Conflict with Trust Indenture
                               Act  . . . . . . . . . . . . . .  19
               Section 1.8   Effect of Headings and Table of
                               Contents   . . . . . . . . . . .  19
               Section 1.9   Successors and Assigns . . . . . .  19
               Section 1.10  Benefits of Agreement  . . . . . .  19
               Section 1.11  Governing Law  . . . . . . . . . .  20
               Section 1.12  Legal Holidays . . . . . . . . . .  20
               Section 1.13  Separability Clause  . . . . . . .  20
               Section 1.14  No Recourse Against Others . . . .  20

          ARTICLE 2

                                SECURITY FORMS  . . . . . . . .  21
               Section 2.1   Forms Generally  . . . . . . . . .  21
               Section 2.2   Form of Face of Security . . . . .  22
               Section 2.3   Form of Reverse of Security  . . .  24
               Section 2.4   Form of Trustee's Certificate of
                             Authentication . . . . . . . . . .  32

          ARTICLE 3

                                THE SECURITIES  . . . . . . . .  33
               Section 3.1   Title and Terms  . . . . . . . . .  33
               Section 3.2   Registrable Form . . . . . . . . .  40
               Section 3.3   Execution, Authentication, Deliv-
                               ery and Dating . . . . . . . . .  40
               Section 3.4   Temporary Securities . . . . . . .  41
               Section 3.5   Registration, Registration of
                               Transfer and Exchange  . . . . .  42
               Section 3.6   Mutilated, Destroyed, Lost and
                               Stolen Securities  . . . . . . .  44
               Section 3.7   Presentation of VSR Certificate  .  45
               Section 3.8   Persons Deemed Owners  . . . . . .  46
               Section 3.9   Cancellation . . . . . . . . . . .  46

          ARTICLE 4
                                 THE TRUSTEE  . . . . . . . . .  47
               Section 4.1   Certain Duties and Responsibili-
                               ties   . . . . . . . . . . . . .  47
               Section 4.2   Certain Rights of Trustee  . . . .  49
               Section 4.3   Not Responsible for Recitals or
                               Issuance of Securities   . . . .  51
               Section 4.4   May Hold Securities  . . . . . . .  51
               Section 4.5   Money Held in Trust  . . . . . . .  51
               Section 4.6   Compensation and Reimbursement . .  51
               Section 4.7   Disqualification; Conflicting
                               Interests  . . . . . . . . . . .  53
               Section 4.8   Corporate Trustee Required; Eli-
                               gibility   . . . . . . . . . . .  53
               Section 4.9   Resignation and Removal; Appoint-
                               ment of Successor  . . . . . . .  53
               Section 4.10  Acceptance of Appointment of
                               Successor  . . . . . . . . . . .  56
               Section 4.11  Merger, Conversion, Consolidation
                               or Succession to Business  . . .  56
               Section 4.12  Preferential Collection of Claims
                               Against Company  . . . . . . . .  57

          ARTICLE 5

              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY. 57
               Section 5.1   Company to Furnish Trustee Names
                               and Addresses of Holders . . . .  57
               Section 5.2   Preservation of Information;
                               Communications to Holders  . . .  58
               Section 5.3   Reports by Trustee . . . . . . . .  59
               Section 5.4   Reports by Company . . . . . . . .  59

          ARTICLE 6

                                  AMENDMENTS  . . . . . . . . .  60
               Section 6.1   Amendments Without Consent of
                               Holders  . . . . . . . . . . . .  60
               Section 6.2   Amendments with Consent of Hold-
                               ers  . . . . . . . . . . . . . .  62
               Section 6.3   Execution of Amendments  . . . . .  63
               Section 6.4   Effect of Amendments; Notice to
                               Holders  . . . . . . . . . . . .  63
               Section 6.5   Conformity with Trust Indenture
                               Act  . . . . . . . . . . . . . .  64
               Section 6.6   Reference in Securities to Amend-
                               ments  . . . . . . . . . . . . .  64

          ARTICLE 7

                                  COVENANTS . . . . . . . . . .  65
               Section 7.1   Payment of Amounts, if any, to
                               Holders  . . . . . . . . . . . .  65
               Section 7.2   Maintenance of Office or Agency  .  65
               Section 7.3   Money for Security Payments to Be
                               Held in Trust  . . . . . . . . .  66
               Section 7.4   Certain Purchases and Sales  . . .  68
               Section 7.5   Listing of Securities  . . . . . .  68
               Section 7.6   Registration of Debt Securities;
                               TIA  . . . . . . . . . . . . . .  68
               Section 7.7   Minimum Principal Amount of Debt
                               Securities . . . . . . . . . . .  69
               Section 7.8   Manipulative Transactions  . . . .  70
               Section 7.9   Statement as to Compliance . . . .  70
               Section 7.10  Notice of Default  . . . . . . . .  71

          ARTICLE 8

                     REMEDIES OF THE TRUSTEE AND HOLDERS
                             ON EVENT OF DEFAULT  . . . . . . .  71
               Section 8.1   Event of Default Defined; Accel-
                               eration of Maturity; Waiver
                               of Default  . . . . . . . . . .   71
               Section 8.2   Collection of Indebtedness by
                               Trustee; Trustee May Prove Debt.  74
               Section 8.3   Application of Proceeds  . . . . .  78
               Section 8.4   Suits for Enforcement  . . . . . .  79
               Section 8.5   Restoration of Rights on Abandon-
                               ment of Proceedings  . . . . . .  79
               Section 8.6   Limitations on Suits by Holders  .  80
               Section 8.7   Unconditional Right of Holders to
                               Institute Certain Suits  . . . .  81
               Section 8.8   Powers and Remedies Cumulative;
                               Delay or Omission Not
                               Waiver of Default . . . . . . .   81
               Section 8.9   Control by Holders . . . . . . . .  82
               Section 8.10  Waiver of Past Defaults  . . . . .  83
               Section 8.11  Trustee to Give Notice of De-
                               fault, But May Withhold in
                               Certain Circumstances . . . . .   84
               Section 8.12  Right of Court to Require Filing
                               of Undertaking to Pay Costs  . .  84

          ARTICLE 9

                  CONSOLIDATION, MERGER, SALE OR CONVEYANCE . .  85
               Section 9.1   Company May Consolidate, etc., on
                               Certain Terms  . . . . . . . . .  85
               Section 9.2   Successor Person Substituted . . .  86
               Section 9.3   Opinion of Counsel to Trustee  . .  87


          Exhibit A - Terms of Indenture

               _________________
               1 Note: This table of contents shall not, for any purpose, be deemed to be a part of this Agreement.


          Reconciliation and tie between Trust Indenture Act of 1939 and Value Support Rights Agreement, dated as of
          October [  ], 1996.

          Trust Indenture Act Section             Agreement Section

          SECTION 310 (a)(1)  . . . . . . . . .    4.9
                (a)(2)  . . . . . . . . . . . .    4.9
                (a)(3)  . . . . . . . . . . . .    Not Applicable
                (a)(4)  . . . . . . . . . . . .    Not Applicable
                (b)   . . . . . . . . . . . . .    4.7, 4.9
          SECTION 311 (a)   . . . . . . . . . .    4.13(a)
                (b)   . . . . . . . . . . . . .    4.13(b)
                (b)(2)  . . . . . . . . . . . .    5.3(a)(2), 5.3(b)
          SECTION 312 (a) . . . . . . . . . . .    5.1, 5.2(a)
                (b)   . . . . . . . . . . . . .    5.2(b)
                (c)   . . . . . . . . . . . . .    5.2(c)
          SECTION 313 (a) . . . . . . . . . . .    5.3(a)
                (b)   . . . . . . . . . . . . .    5.3(b)
                (c)   . . . . . . . . . . . . .    5.3(a), 5.3(b)
                (d)   . . . . . . . . . . . . .    5.3(c)
          SECTION 314 (a) . . . . . . . . . . .    5.4
                (b)   . . . . . . . . . . . . .    Not Applicable
                (c)(1)  . . . . . . . . . . . .    1.2
                (c)(2)  . . . . . . . . . . . .    1.2
                (c)(3)  . . . . . . . . . . . .    Not Applicable
                (d)   . . . . . . . . . . . . .    Not Applicable
                (e)   . . . . . . . . . . . . .    1.2
          SECTION 315 (a) . . . . . . . . . . .    4.1(a)
                (b)   . . . . . . . . . . . . .    8.11, 5.3(a)(6)
                (c)   . . . . . . . . . . . . .    4.1(b)
                (d)   . . . . . . . . . . . . .    4.1(c)
                (d)(1)  . . . . . . . . . . . .    4.1(a)(1)
                (d)(2)  . . . . . . . . . . . .    4.1(c)(2)
                (d)(3)  . . . . . . . . . . . .    4.1(c)(3)
                (e)   . . . . . . . . . . . . .    8.1, 8.12
          SECTION 316 (a) . . . . . . . . . . .    1.1
                (a)(1)(A)   . . . . . . . . . .    8.9
                (a)(1)(B)   . . . . . . . . . .    8.10
                (a)(2)  . . . . . . . . . . . .    Not Applicable
                (b)   . . . . . . . . . . . . .    8.7
          SECTION 317(a)(1) . . . . . . . . . .    8.2
                (a)(2)  . . . . . . . . . . . .    8.2
                (b)   . . . . . . . . . . . . .    7.3
          SECTION 318(a). . . . . . . . . . . .    1.7
          _______________

          Note: This reconciliation and tie shall not, for any pur-pose, be deemed to be a part of the Agreement.



                             INDEX OF DEFINED TERMS

          Term                                     Where Defined

          Accounting Firm . . . . . . . . .    SECTION3.1(c)
          Act . . . . . . . . . . . . . . .    SECTION 1.4
          Adjustment Event  . . . . . . . .    SECTION 3.1(k)
          Affiliate . . . . . . . . . . . .    SECTION 1.1
          Agreement . . . . . . . . . . . .    SECTION 1.1
          Applicable Number . . . . . . . .    SECTION 1.1
          Authorized Newspaper  . . . . . .    SECTION 1.1
          Base Amount . . . . . . . . . . .    SECTION 1.1
          big six . . . . . . . . . . . . .    SECTION 3.1(c)
          Board of Directors  . . . . . . .    SECTION 1.1
          Board Resolution  . . . . . . . .    SECTION 1.1
          Business Day  . . . . . . . . . .    SECTION 1.1
          Change of Control . . . . . . . .    SECTION 1.1
          Commission  . . . . . . . . . . .    SECTION 1.1
          Company . . . . . . . . . . . . .    SECTION 1.1
          Company Order . . . . . . . . . .    SECTION 1.1
          Company Request . . . . . . . . .    SECTION 1.1
          control, controlling, controlled     SECTION 1.1
          Corporate Trust Office  . . . . .    SECTION 1.1
          default or Defaults . . . . . . .    SECTION 8.11
          Default Payment Amount  . . . . .    SECTION 1.1
          Default Payment Date  . . . . . .    SECTION 1.1
          Default Interest Rate . . . . . .    SECTION 1.1
          Designated Options  . . . . . . .    SECTION 1.1
          Distribution Amount . . . . . . .    SECTION 1.1
          Effective Date  . . . . . . . . .    SECTION 1.1
          Event of Default  . . . . . . . .    SECTION 8.1
          Exchange Act  . . . . . . . . . .    SECTION 5.4(a)(i)
          Exchange Act Documents  . . . . .    SECTION 1.1
          generally accepted accounting
            principles . . . . . . . . . .     SECTION 1.1
          Holder  . . . . . . . . . . . . .    SECTION 1.1
          indemnitee  . . . . . . . . . . .    SECTION 4.6(c)
          Indenture . . . . . . . . . . . .    Exhibit A
          Independent Financial Expert  . .    SECTION 1.1
          Market Price  . . . . . . . . . .    SECTION 1.1
          Maturity Date . . . . . . . . . .    SECTION 1.1
          Minimum Principal Per Holder  . .    SECTION 7.7
          NASDAQ  . . . . . . . . . . . . .    SECTION 1.1
          NMS/NASDAQ  . . . . . . . . . . .    SECTION 1.1
          Notes . . . . . . . . . . . . . .    Exhibit A
          Notice of Default . . . . . . . .    SECTION 8.1(b)
          Officers' Certificate . . . . . .    SECTION 1.1
          Opinion of Counsel  . . . . . . .    SECTION 1.1
          Optional Call Date  . . . . . . .    SECTION 1.1
          Optional Call Payment Amount  . .    SECTION 3.1(d)
          Optional Call Payment Date  . . .    SECTION 3.1(d)
          Outstanding . . . . . . . . . . .    SECTION 1.1
          Owed Principal Amount . . . . . .    SECTION 7.7
          Paying Agent  . . . . . . . . . .    SECTION 1.1
          Payment Notes . . . . . . . . . .    SECTION 7.6
          PCT . . . . . . . . . . . . . . .    Recitals
          PCT Common Stock  . . . . . . . .    SECTION 1.1
          Person  . . . . . . . . . . . . .    SECTION 1.1
          Prohibited Activity . . . . . . .    SECTION 1.1
          Purchase Agreement  . . . . . . .    Recitals
          Purchaser . . . . . . . . . . . .    Recitals
          Redemption Event  . . . . . . . .    SECTION 3.1(h)
          Redemption Notice Date  . . . . .    SECTION 3.1(h)
          Redemption Payment Date . . . . .    SECTION 3.1(h)
          Redemption Price  . . . . . . . .    SECTION 3.1(h)
          Redemption Transaction  . . . . .    SECTION 3.1(h)
          Responsible Officer . . . . . . .    SECTION 1.1
          Securities  . . . . . . . . . . .    Recitals
          Security Register . . . . . . . .    SECTION 3.5
          Security Registrar  . . . . . . .    SECTION 3.5
          Subsidiary  . . . . . . . . . . .    SECTION 1.1
          Total Disposition . . . . . . . .    SECTION 1.1
          Total Disposition Amount  . . . .    SECTION 1.1
          Total Disposition Payment Date  .    SECTION 3.1(e)
          Trust Indenture Act . . . . . . .    SECTION 1.1
          Trustee . . . . . . . . . . . . .    SECTION 3.1
          Value Support Rights  . . . . . .    SECTION 3.1
          vice president  . . . . . . . . .    SECTION 1.1
          Voting Securities . . . . . . . .    SECTION 1.1
          VSR Certificate . . . . . . . . .    SECTION 1.1
          VSRs  . . . . . . . . . . . . . .    Recitals
          30-Day Average Market Price . . .    SECTION 2.3



                    VALUE SUPPORT RIGHTS AGREEMENT, dated as of
          November [ ], 1996, by and between MAFCO CONSOLIDATED GROUP INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the "Trustee").

                    RECITALS OF THE COMPANY

                    WHEREAS, the Company has duly authorized the creation of an issue of value support rights (the "Secu-rities" or "VSRs"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Compa-ny has duly authorized the execution and delivery of this Agreement;

                    WHEREAS, pursuant to the Stock and VSR Purchase Agreement dated as of October [ ], 1996 (the "Purchase Agreement") by and among the Company, Power Control Technologies, Inc., a Delaware corporation ("PCT"), and PCT International Holdings, Inc., a Delaware corporation and wholly owned subsidiary of PCT ("Purchaser"), the Company agreed to sell to Purchaser all of the outstand-ing common stock of Flavors Holdings Inc., a Delaware corporation, and the Company agreed to issue to Purchaser the Securities;

                    WHEREAS, pursuant to the Purchase Agreement, Purchaser and PCT are obligated to deliver the Securities to all holders of PCT Common Stock (as defined herein) and preferred stock, par value $.01 per share, of PCT; and

                    WHEREAS, all things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder, the valid obliga-tions of the Company and to make this Agreement a valid agreement of the Company, all in accordance with their and its terms.

                    NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions re-ferred to above, it is covenanted and agreed, for the equal and proportionate benefit of all Holders (as de-fined below) of the Securities, as follows:

                                  ARTICLE 1

           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                    Section 1.1  Definitions.

                    For all purposes of this Agreement, except as otherwise expressly provided or unless the context other-wise requires:

                         (a)  the terms defined in this Article
          have the meanings assigned to them in this Article, and include the plural as well as the singular;

                         (b)  all accounting terms used herein and
          not expressly defined herein shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted as of the date of this Agreement;

                         (c)  all other terms used herein which are
          defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the mean-ings assigned to them therein; and

                         (d)  the words "herein," "hereof" and
          "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular
          Article, Section or other subdivision.

                    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or con-trolled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                    "Agreement" means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

                    "Applicable Number", initially shall be equal to one, subject to adjustment in accordance with Section 3.1(k).

                    "Authorized Newspaper" means The Wall Street
          Journal (Eastern Edition), or if The Wall Street Journal (Eastern Edition) shall cease to be published, or, if the publication or general circulation of The Wall Street Journal (Eastern Edition) shall be suspended for whatever reason, such other English language newspaper of general circulation in The City of New York, New York as is selected by the Company.

                    "Base Amount" means, as of any date of determi-nation, the excess (rounded to the nearest $.01) of
          (a)(x) $10.25, if the date of determination occurs on or before January 1, 1998, or (y) $11.00, if the date of determination occurs after January 1, 1998, over (b) the Distribution Amount (as defined herein).

                    "Board of Directors" means the board of direc-tors of the Company or any duly authorized committee of that board.

                    "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                    "Business Day" means any day (other than a Saturday or a Sunday) on which banking institutions in The City of New York, New York are not authorized or obligated by law or executive order to close and, if the VSRs are listed on a national securities exchange, such exchange is open for trading.

                    "Change of Control" shall mean, with respect to any specified Person, the occurrence of one or more of the following events: (i) a Person or entity or a group of Persons or entities acting in concert as a partner-ship, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of shares representing 50% or more of the voting power of the outstanding shares of voting stock of such specified Person; (ii) such specified Person or any subsidiary of such specified Person shall merge or consolidate with any other Person and after giving effect to such merger or consolidation the holders of the voting stock of such specified Person immediately prior thereto will own shares representing less than 50% of the voting power of the voting stock of such specified Person or its ultimate parent; (iii) a sale or other disposition of all or substantially all of the assets of such specified Person; (iv) the issuance of shares of voting stock by such specified Person which would result in the number of shares of voting stock of such specified Person outstanding after such issuance being equal to or in excess of 150% of the number of shares of voting stock of such specified Person outstand-ing as of the Effective Date (subject to appropriate adjustment in the event of a stock split, stock dividend, recapitalization or other similar event applicable to shares of voting stock following the Effective Date); and
          (v) if such specified Person is PCT, individuals who would constitute a majority of the nominees to be elected to the Board of Directors of PCT at any meeting of stock-holders or by written consent (without regard to any members of the Board of Directors elected pursuant to the terms of any class or series of preferred stock of PCT) shall be elected to the Board of Directors where the election or nomination for election by PCT's stockholders of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election.

                    "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act (as defined herein), or if at any time after the execution of this instrument such Commis-sion is not existing and performing the duties now as-signed to it under the Trust Indenture Act, then the body performing such duties at such time.

                    "Company" means the Person (as defined herein) named as the "Company" in the first paragraph of this Agreement, until a successor Person shall have become such pursuant to the applicable provisions of this Agree-ment, and thereafter "Company" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act SECTIONS 310 through 317 as they are applicable to the Company, the term "Company" shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

                    "Company Request" or "Company Order" means a written request or order signed in the name of the Compa-ny by the chairman of the Board of Directors or the president or any vice president, the controller or assis-tant controller and the treasurer or assistant treasurer or the secretary or any assistant secretary, and deliv-ered to the Trustee.

                    "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Agreement is located at 6201 Fifteenth Avenue, Brooklyn, New York 11219.

                    "Default Payment Amount" means, as of a Default Payment Date (as defined herein), an amount, if any, determined by the Accounting Firm, equal to the lesser of
          (i) the excess, if any, of (x) the Base Amount determined as of such Default Payment Date over (y) the 30-Day Average Market Price determined as of such Default Pay-ment Date and (ii) $3.25.

                    "Default Interest Rate" means 8.46% per annum.

                    "Default Payment Date" means the date upon which the Securities become due and payable pursuant to
          Section 8.1.

                    "Distribution Amount" means, as of any date of determination, the sum of (i) the value of all cash dividends or other cash distributions declared and paid with respect to the Applicable Number of shares of PCT Common Stock, (ii) all cash received by a holder of PCT Common Stock with respect to the Applicable Number of shares of PCT Common Stock as consideration in a merger, consolidation or other business combination, (iii) the fair market value, as determined by the Independent Financial Expert, of all dividends or other distributions consisting of property or assets (other than cash, the Securities or other securities, but including any rights, warrants, options to purchase Securities or other securi-ties that expire prior to an Optional Call Date or the Maturity Date, as the case may be (collectively, "Desig-nated Options")), declared and paid with respect to the Applicable Number of shares of PCT Common Stock and (iv) the fair market value, as determined by the Independent Financial Expert, of all consideration consisting of property or assets (other than cash, the Securities or other securities, but including Designated Options) received by a holder of PCT Common Stock with respect to the Applicable Number of shares of PCT Common Stock as consideration in a merger, consolidation or other busi-ness combination, in all such cases from the Effective Date to such date of determination.

                    For the purposes of this definition, (x) the amount of dividends declared and paid and the amount of consideration received with respect to the Applicable Number of shares of PCT Common Stock shall include divi-dends declared and paid and consideration received with respect to any securities paid as dividends or received as consideration with respect to the Applicable Number of shares of PCT Common Stock and (y) the fair market value of any Designated Option, as of any date of determina-tion, shall equal the excess, if any, of the average of the Market Prices of the security underlying such Desig-nated Option for the 30 consecutive trading days ended on the Business Day immediately prior to such date of deter-mination (or if the underlying security no longer exists, for the 30 consecutive trading days ended on the Business Day immediately prior to the date of the transaction as a result of which such security ceased to exist) over the exercise price therefor provided in such Designated Option; provided that, if on the date any such Designated Option expired, the Market Price of the security underly-ing such Designated Option was less than the exercise price therefor provided in such Designated Option, the fair market value of such Designated Option shall equal zero.

                    "Effective Date" means November 30, 1996.

                    "Exchange Act" means the Securities Exchange
          Act of 1934, as amended.

                    "Holder" means a Person in whose name a Securi-ty is registered in the Security Register.

                    "Independent Financial Expert" means a nation-ally recognized investment banking firm selected by the Company, that does not have a direct or indirect owner-ship interest in the Company or any of its Affiliates and that at the time it is called upon to give independent financial advice to the Company, is not (and none of whose directors, officers or Affiliates is) a director or officer of the Company or any of its Affiliates; provid-ed, that, notwithstanding the foregoing, no such invest-ment banking firm shall be disqualified from serving as an Independent Financial Expert solely by reason of its ownership, in the ordinary course of business, for its own account or for the account of any customer of securi-ties of the Company or any Affiliate of the Company.

                    "Market Price" means, as of any date of deter-mination, for any security, the last reported sale price as reported on the principal national securities exchange on which such security is then listed, or, if (i) such security is not listed on a national securities exchange or (ii) such security is listed on a national securities exchange but the majority of the trading volume with respect to such security is effected on the NMS/NASDAQ, the last reported sale price as reported on the NMS/NASDAQ, or, if such security is not listed on a national securities exchange and is not quoted on NMS/NASDAQ the average of the highest reported bid and lowest reported asked quotation on the NASDAQ or, if such security is not listed on a national securities exchange and is not quoted by NMS/NASDAQ or NASDAQ but is traded in the over-the-counter market, the fair market value as determined by an Independent Financial Expert.

                    "Maturity Date" means January 1, 1999.

                    "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

                    "NMS/NASDAQ" means the National Market System of NASDAQ.
                    "Officers' Certificate," when used with respect to the Company means a certificate signed by the chairman of the Board of Directors or the president or any vice president, the controller or assistant controller and the treasurer or assistant treasurer or the secretary or any assistant secretary of the Company delivered to the Trustee.

                    "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company.

                    "Optional Call Date" means each April 1, July
          1, October 1 and January 1 from and including April 1,
          1997 to and including October 1, 1998.

                    "Outstanding" when used with respect to Securi-ties means, as of the date of determination, all Securi-ties theretofore authenticated and delivered under this Agreement, except:

                         (a)  Securities theretofore cancelled by
               the Trustee or delivered to the Trustee for cancel-lation;

                         (b)  From and after the earliest of
               the Default Payment Date, the Total Disposition Payment Date, an Optional Call Date or the Maturity Date, Securities for the payment of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust, or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securi-ties; and

                         (c) Securities in exchange for or in
               lieu of which other Securities have been au-thenticated and delivered pursuant to this Agreement, other than any such Securities in respect of which there shall have been present-ed to the Trustee proof satisfactory to it that such Securities are held by a bona fide pur-chaser in whose hands the Securities are valid obligations of the Company;

          provided, however, that in determining whether the Hold-ers of the requisite Outstanding Securities have given any request, demand, direction, consent or waiver hereun-der, Securities owned by the Company or any Affiliate of the Company, whether held as treasury stock or otherwise, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, direction, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.

                    "PCT Common Stock" means the common stock, par value $.01 per share, of PCT.

                    "Paying Agent" means any Person authorized by the Company to pay the amount determined pursuant to
          Section 3.1, if any, on any Securities on behalf of the Company.

                    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                    "Prohibited Activity" means, with respect to any period, any acquisition or disposition in open market transactions, private transactions or otherwise, of (i) any shares of PCT Common Stock, (ii) any securities convertible into or exchangeable for shares of PCT Common Stock or (iii) any securities which holders of PCT Common Stock have received with respect to their shares of PCT Common Stock, whether as a dividend or distribution or in connection with a merger, consolidation or otherwise (other than, in each case, (w) shares of PCT Common Stock acquired on behalf of any 401k plan established for PCT and its subsidiaries to satisfy participant directions and related company matching obligations, (x) shares issued or acquired pursuant to employee stock options granted to directors, officers or employees in the ordi-nary course of business prior to the first day of such period, (y) sales or other dispositions of shares by directors or officers, or (z) acquisitions of up to an aggregate of 25,000 shares of PCT Common Stock in the open market by directors or officers of PCT).

                    "Responsible Officer" when used with respect to the Trustee means any officer assigned to the Corporate Trust Office and also means, with respect to any particu-lar corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                    "Subsidiary" means each Person more than 50% of the outstanding Voting Securities of which is owned, directly or indirectly, by the Company and/or one or more Subsidiaries.

                    "30-Day Average Market Price" means, as of any date of determination, the average of the Market Price of the Applicable Number of shares of PCT Common Stock for the 30 consecutive trading days ended on the Business Day immediately prior to such date of determination. For purposes of this definition, the Market Price of the Applicable Number of shares of PCT Common Stock shall (following such receipt) include the Market Price of any securities (other than the Securities) which shall have been received by a holder of PCT Common Stock with re-spect to the Applicable Number of shares of PCT Common Stock from the Effective Date to the date of determina-tion, whether as a dividend or other distribution or in connection with a merger, consolidation or other business combination or a reclassification of PCT Common Stock.

                    "Total Disposition" means (i) one or more mergers, consolidations or other business combinations, involving PCT after giving effect to which no shares of PCT Common Stock shall remain outstanding or registered under the Exchange Act, (ii) a sale, transfer or other disposition in one or a series of transactions, of all or substantially all of the assets of PCT, or (iii) a re-classification of PCT Common Stock as the capital stock of any other Person (other than an Affiliate of PCT).

                    "Total Disposition Amount" means, the sum of the fair market value, as determined by an Independent Financial Expert, of (A) the consideration, if any, received with respect to the Applicable Number of shares of PCT Common Stock by the holder thereof as a result of such Total Disposition, or (B) if an election of the type of consideration to be received by the holders of PCT Common Stock is made, the consideration selected by a majority of such stockholders (and assuming such holder did not exercise any right of appraisal granted under law).

                    "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time.

                    "Trustee" means the Person named as the "Trust-ee" in the first paragraph of this Agreement, until a successor Trustee shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Trustee" shall mean such successor Trustee.

                    "VSR Certificate" means a certificate repre-senting any of the VSRs.

                    "vice president" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president."

                    "Voting Securities" means securities having ordinary voting power to elect a majority of the direc-tors irrespective of whether or not stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

                    Section 1.2  Compliance and Opinions.

                    Upon any application or request by the Company to the Trustee to take any action under any provision of this Agreement, the Company shall furnish to the Trustee an Officers' Certificate stating that, in the opinion of the signor, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                    Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                         (a)  a statement that each individual
          signing such certificate or opinion has read such cove-nant or condition and the definitions herein relating thereto;

                         (b)   a brief statement as to the nature
          and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                         (c)  a statement that, in the opinion of
          each such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                         (d)  a statement as to whether, in the
          opinion of each such individual, such condition or cove-nant has been complied with.

                    Section 1.3  Form of Documents Delivered to
          Trustee.

                    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                    Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representa-tions by, counsel. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representa-tions by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company.

                    Any certificate, statement or opinion of an officer of the Company or of counsel may be based, inso-far as it relates to accounting matters, upon a certifi-cate or opinion of or representations by an accountant or firm of accountants in the employ of the Company. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a state-ment that such firm is independent.

                    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consoli-dated and form one instrument.

                    Section 1.4  Acts of Holders.

                         (a)  Any request, demand, authorization,
          direction, notice, consent, waiver or other action pro-vided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instru-ments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writ-ing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied there-in and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be suffi-cient for any purpose of this Agreement and (subject to Section 4.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The Company may set a record date for purposes of deter-mining the identity of Holders entitled to vote or con-sent to any action by vote or consent authorized or permitted under this Agreement. If not set by the Compa-ny prior to the first solicitation of a Holder of Securi-ties made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for such action shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 5.1 of this Agreement prior to such solicitation. If a record date is fixed, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or, except with respect to clause (d) below, to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date. No such vote or consent shall be valid or effec-tive for more than 120 days after such record date.

                         (b)  The fact and date of the execution by
          any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

                         (c)  The ownership of Securities shall be
          proved by the Security Register. Neither the Company nor the Trustee nor any Agent of the Company or the Trustee shall be affected by any notice to the contrary.

                         (d)  At any time prior to (but not after)
          the evidencing to the Trustee, as provided in this Sec-tion 1.4, of the taking of any action by the Holders of the Securities specified in this Agreement in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing writ-ten notice at the Corporate Trust Office and upon proof of holding as provided in this Section 1.4, revoke such action so far as concerns such Security. Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reli-ance thereon, whether or not notation of such action is made upon such Security.

                    Section 1.5  Notices, etc., to Trustee and
          Company.

                    Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other docu-ment provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

                         (a)  the Trustee by any Holder or by the
          Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219; or

                         (b)  the Company by the Trustee or by any
          Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 35 East 62nd Street, New York, New York 10021, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.

                    Section 1.6  Notice to Holders; Waiver.

                    Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person enti-tled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                    In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Agreement, then any method of giving such notice as shall be satisfactory to the Trust-ee shall be deemed to be a sufficient giving of such notice.

                    Section 1.7  Conflict with Trust Indenture Act.

                    If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.

                    Section 1.8  Effect of Headings and Table of
          Contents.

                    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                    Section 1.9  Successors and Assigns.

                    All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

                    Section 1.10  Benefits of Agreement.

                    Nothing in this Agreement or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for sole benefit of the parties hereto and their successors and of the Hold-ers.

                    Section 1.11  Governing Law.

                    This Agreement and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

                    Section 1.12  Legal Holidays.

                    In the event that an Optional Call Date, the Maturity Date, the Total Disposition Payment Date or the Default Payment Date, as the case may be, shall not be a Business Day, then (notwithstanding any provision of this Agreement or the Securities to the contrary) payment on the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on an Optional Call Date, the Maturity Date, the Total Disposition Payment Date or the Default Payment Date, as the case may be.

                    Section 1.13  Separability Clause.

                    In case any provision in this Agreement or in the VSRs shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                    Section 1.14  No Recourse Against Others.

                    A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or the Agreement or for any claim based on, in respect of or by reason of such obli-gations or their creation. By accepting a Security each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                                  ARTICLE 2

                                SECURITY FORMS

                    Section 2.1  Forms Generally.

                    The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may be required by law or any rule or regulation pursuant thereto, all as may be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

                    The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                    Section 2.2  Form of Face of Security.

                        MAFCO CONSOLIDATED GROUP INC.

          No. _____      Certificate for ___ Value Support Rights

                    This Certificate expires on January 1, 1999 unless redeemed or otherwise terminated.

                    This certifies that _______________, or registered assigns (the "Holder"), is the registered holder of the number of Value Support Rights ("VSRs") set forth above. Each VSR entitles the Holder, subject to the provisions contained herein and in the Agreement referred to on the reverse hereof, to a payment from Mafco Consolidated Group Inc., a Delaware corporation (the "Company"), in an amount determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the Agreement. Such payment, if any, shall be made on the Optional Call Payment Date, the Maturity Date, the Redemption Payment Date upon a redemp-tion, the Default Payment Date upon the occurrence of an Event of Default or the Total Disposition Payment Date upon the occurrence of a Total Disposition.

                    Payment of any amounts pursuant to this VSR
          Certificate shall be made only upon presentation by the Holder hereof, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time is legal tender for the payment of public and pri-vate debts. However, the Company may pay such amounts by its check payable in such money, or as provided on the reverse hereof. American Stock Transfer & Trust Company has been appointed as paying agent in the Borough of Manhattan, the City of New York.

                    Reference is hereby made to the further provi-sions of this VSR Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this VSR Certificate shall not be entitled to any benefit under the Agreement, or be valid or obligatory for any purpose.

                    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                    Dated:              MAFCO CONSOLIDATED
                                          GROUP INC.

                                        By_______________________

          Attest:

          _______________________       [SEAL]
          Authorized Signature


                    Section 2.3  Form of Reverse of Security.

                    This VSR Certificate is issued under and in accordance with the Value Support Rights Agreement, dated as of October [ ], 1996 (the "Agreement"), between the Company and American Stock Transfer & Trust Company, as trustee (the "Trustee," which term includes any successor Trustee under the Agreement), and is subject to the terms and provisions contained in the Agreement, to all of which terms and provisions the Holder of this VSR Certif-icate consents by acceptance hereof. The Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the VSRs. Capitalized terms not otherwise defined shall have the meanings set forth in the Agreement.

                    Unless the right to receive payment hereunder previously has been satisfied in connection with an Optional Call Date, a Total Disposition, an Event of Default or a Redemption Event as provided below, the Company shall pay to the Holder hereof on January 1, 1999 (the "Maturity Date"), for each VSR represented hereby an amount, if any, as determined by an independent "big six" accounting firm (other than the accounting firm or firms serving as the principal auditors for the Company or PCT) selected by the Company (the "Accounting Firm"), equal to the lesser of (x) the excess, if any, of the Base Amount determined as of such date, over the 30-Day Average Market Price determined as of such date and (y) $3.25. Such determinations by the Accounting Firm absent mani-fest error shall be final and binding on the Company and the Holders.

                    Upon an Optional Call Date, the Company may, in its sole discretion, pay to the Holder hereof for each VSR represented hereby an amount, as determined by the Accounting Firm, payable in cash equal to the lesser of
          (x) the excess, if any, of the Base Amount determined as of an Optional Call Date, over the 30-Day Average Market Price determined as of such date and (y) $3.25; provided, however, such amount (the "Optional Call Payment Amount") shall in no event be less than $0.50 if such Optional Call Date is on or prior to January 1, 1998. Such deter-minations by the Accounting Firm absent manifest error shall be final and binding on the Company and the Hold-ers. Such payment shall be made on any date (the "Op-tional Call Payment Date") established by the Company, which in no event shall be more than 30 days after the Optional Call Date, to holders of record at the close of business on the tenth business day following such Option-al Call Date. In the event the Company exercises its optional right to call the Securities on an Optional Call Date, the Company shall issue a press release on such date announcing such event, the Optional Call Payment Amount and the Optional Call Payment Date. As soon as practicable following such Optional Call Date, the Compa-ny shall give the Holder and the Trustee hereof notice that the Company has exercised its optional right to call the Securities, the Optional Call Payment Amount and the Optional Call Payment Date; provided, however, such notice to Holders may, at the option of the Company, occur simultaneously with the payment of the Optional Call Payment Amount.

                    Upon the consummation of a Total Disposition, the Company shall pay to the Holder hereof for each VSR represented hereby an amount, if any, as determined by the Accounting Firm, equal to the lesser of (x) the excess, if any, of the Base Amount, determined as of the Total Disposition Payment Date over the Total Disposition Amount and (y) $3.25. Such determinations by the Ac-counting Firm and any Independent Financial Expert absent manifest error shall be final and binding on the Company and the Holder. Such payment shall be made on any date (the "Total Disposition Payment Date") established by the Company, which in no event shall be more than 30 days after the date on which the Total Disposition was consum-mated. As soon as practicable following a Total Disposi-tion, the Company shall give the Holder and the Trustee hereof notice of such Total Disposition and the Total Disposition Payment Date.

                    Upon the occurrence and during the continuance of an Event of Default, either the Trustee or the Holders of not less than 25% of the Securities outstanding, by delivery of a written notice to the Company (and to the Trustee if given by the Holders), may declare the Securi-ties to be due and payable immediately, and upon any such declaration the Company shall pay to each Holder for each VSR held by such Holder the Default Payment Amount with interest at the Default Interest Rate from the Default Payment Date through the date payment is made or duly provided for.

                    In the event that it is determined that no amount is payable on the VSRs to the Holder on an Option-al Call Date, the Maturity Date, the Default Payment Date or the Total Disposition Payment Date, as the case may be, the Company shall give to the Holder and the Trustee notice of such determination. Upon making such determi-nation, absent manifest error this VSR Certificate shall terminate and become null and void and the Holder hereof shall have no further rights with respect hereto. The failure to give such notice or any defect therein shall not affect the validity of such determination.

                    Upon the occurrence of a Redemption Event, the VSRs represented by this VSR Certificate may be redeemed at the option of the Company in whole (but not in part) at a redemption price, payable in cash, equal to the lesser of (x) 115% of the excess, if any, of the Base Amount determined as of the fifth Business Day prior to the date notices of redemption are mailed to Holders (the date of such mailing is referred to herein as the "Re-demption Notice Date") over the 30-Day Average Market Price determined as of the fifth Business Day prior to the Redemption Notice Date and (y) $3.25 (the "Redemption Price").

                    A "Redemption Event" shall be deemed to have occurred if either (i) as a result of an event beyond the reasonable control of the Company, the existence of the VSRs would cause the Company to cease to be a member of the consolidated group with respect to which the Company files consolidated federal income tax returns and such situation would be avoided or cured by the redemption of the VSRs or (ii) the VSRs would create any material financial or legal impediment to the consummation of any bona fide significant corporate event or transaction (a "Redemption Transaction") involving the Company, which transaction would, if consummated, result in a Change of Control of the Company and in connection with which transaction the Company has entered into definitive documentation which creates a binding obligation upon the Company to consummate such transaction (subject to cus-tomary conditions to closing and fiduciary obligations), in either of clauses (i) and (ii) as determined in good faith by the Board of Directors of the Company, as evi-denced by an Officers' Certificate of the Company.

                    Notwithstanding the foregoing, VSRs may not be redeemed (i) if the Company or (unless it shall have been the subject of a Change of Control) PCT or any of their respective successors or Affiliates (including for such purpose any director or officer of the Company or PCT) shall have engaged in any Prohibited Activity during the 35-trading day period preceding the Redemption Notice Date or (ii) in the case of a Redemption Event arising out of a Redemption Transaction, unless such Redemption Transaction shall have been consummated on or prior to the Redemption Payment Date.

                    Notice of redemption shall include the Redemp-tion Price, determined as provided for above, and if the Redemption Event arises out of a Redemption Transaction, a statement to the effect that such redemption is contin-gent upon the consummation of such Redemption Transac-tion, and shall be mailed at least 15 days but not more than 60 days before the date (the "Redemption Payment Date") payments are scheduled to be made to each Holder of VSR Certificates to be redeemed at its registered address. If money sufficient to pay the Redemption Price of all VSR Certificates to be redeemed is deposited with the Paying Agent on or before the payment date, on and after such date such VSR Certificates shall terminate and become null and void and the Holders thereof shall have no further rights with respect thereto subject, in the case of a Redemption Event arising out of a Redemption Transaction, to the consummation of such Redemption Transaction.

                    Notwithstanding any provision of the Agreement or of this VSR Certificate to the contrary, (i) other than in the case of interest on the Default Payment Amount, no interest shall accrue on any amounts payable on the VSRs to any Holder, (ii) during the 60-day period immediately preceding (and including) an Optional Call Date on which the Company exercises its optional right to call the Securities or the Maturity Date, as the case may be, the Company shall not, and shall not permit any of its Subsidiaries or Affiliates (including for such pur-pose any director or officer of the Company and PCT) to engage in any Prohibited Activity and (iii) the Company shall not, and shall not permit any of its Subsidiaries or Affiliates (including for such purpose any director or officer of the Company and PCT) to acquire in open market transactions, private transactions or otherwise, the Securities.

                    "Applicable Number" initially shall be equal to one subject to adjustment in accordance with Section
          3.1(l) of the Agreement.

                    "Base Amount" means, as of any date of determi-nation, the excess (rounded to the nearest $.01) of
          (a)(x) $10.25, if the date of determination occurs on or before January 1, 1998, or (y) $11.00, if the date of determination occurs after January 1, 1998, over (b) the Distribution Amount.

                    "Change of Control" shall mean, with respect to any specified Person, the occurrence of one or more of the following events: (i) a Person or entity or a group of Persons or entities acting in concert as a partner-ship, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) shall become the beneficial owner within the meaning of Rule 13d-3 under the Exchange Act) of shares representing 50% or more of the voting power of the outstanding shares of voting stock of such specified Person; (ii) such specified Person or any subsidiary of such specified Person shall merge or consolidate with any other Person and after giving effect to such merger or consolidation the holders of the voting stock of such specified Person immediately prior thereto will own shares representing less than 50% of the voting power of the voting stock of such specified Person or its ultimate parent; (iii) a sale or other disposition of all or substantially all of the assets of such specified Person; (iv) the issuance of shares of voting stock by such specified Person which would result in the number of shares of voting stock of such specified Person outstanding after such issuance being equal to or in excess of 150% of the number of shares of voting stock of such specified Person outstand-ing as of the Effective Date (subject to appropriate adjustment in the event of a stock split, stock dividend, recapitalization or other similar event applicable to shares of voting stock following the Effective Date); and
          (v) if such specified Person is PCT, individuals who would constitute a majority of the nominees to be elected to the Board of Directors of PCT at any meeting of stock-holders or by written consent (without regard to any members of the Board of Directors elected pursuant to the terms of any class or series of preferred stock of PCT) shall be elected to the Board of Directors where the election or nomination for election by PCT's stockholders of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election.

                    "Default Payment Amount" means, as of a Default Payment Date, an amount, if any, as determined by the Accounting Firm, equal to the lesser of (i) the excess, if any, of (x) the Base Amount determined as of such Default Payment Date over (y) the 30-Day Average Market Price determined as of such Default Payment Date and (ii) $3.25.

                    "Default Interest Rate" means 8.46% per annum.

                    "Default Payment Date" means the date upon which this VSR becomes due pursuant to Section 8.1 of the Agreement.

                    "Distribution Amount" means, as of any date of determination, the sum of (i) the value of all cash dividends or other cash distributions declared and paid with respect to the Applicable Number of shares of PCT Common Stock, (ii) all cash received by a holder of PCT Common Stock with respect to the Applicable Number of shares of PCT Common Stock as consideration in a merger, consolidation or other business combination, (iii) the fair market value, as determined by the Independent Financial Expert, of all dividends or other distributions consisting of property or assets (other than cash, the Securities or other securities, but including any rights, warrants or options to purchase Securities or other securities that expire prior to the Optional Call Date or the Maturity Date, as the case may be (collectively, "Designated Options")), declared and paid with respect to the Applicable Number of shares of PCT Common Stock, and
          (iv) the fair market value, as determined by the Indepen-dent Financial Expert, of all consideration consisting of property or assets (other than cash, the Securities or other securities, but including Designated Options) received by a holder of PCT Common Stock with respect to the Applicable Number of shares of PCT Common Stock as consideration in a merger, consolidation or other busi-ness combination, in all such cases from the Effective Date to such date of determination.

                    For the purposes of this definition, (x) the amount of dividends declared and paid and the amount of consideration received with respect to the Applicable Number of shares of PCT Common Stock shall include divi-dends declared and paid and consideration received with respect to any securities paid as dividends or received as consideration with respect to the Applicable Number of shares of PCT Common Stock and (y) the fair market value of any Designated Option, as of any date of determina-tion, shall equal the excess, if any, of the average of the Market Prices of the security underlying such Desig-nated Option for the 30 consecutive trading days ended on the Business Day immediately prior to such date of deter-mination (or if the underlying security no longer exists, for the 30 consecutive trading days ended on the Business Day immediately prior to the date of the transaction as a result of which such security ceased to exist) over the exercise price therefor provided in such Designated Option; provided that, if on the date any such Designated Option expired, the Market Price of the security underly-ing such Designated Option was less than the exercise price therefor provided in such Designated Option, the fair market value of such Designated Option shall equal zero.

                    "Independent Financial Expert" means a nation-ally recognized investment banking firm selected by the Company that does not have a direct or indirect ownership interest in the Company or any of its Affiliates and that at the time it is called upon to give independent finan-cial advice to the Company, is not (and none of whose directors, officers or Affiliates is) a director or officer of the Company or any of its Affiliates; provid-ed, that, notwithstanding the foregoing, no such invest-ment banking firm shall be disqualified as an Independent Financial Expert solely by reason of its ownership, in the ordinary course of business, for its own account or for the account of any customer of securities of the Company or any Affiliates of the Company.

                    "Market Price" means, as of any date of deter-mination, for any security, the last reported sale price as reported on the principal national securities exchange on which such security is then listed or, if (i) such security is not listed on a national securities exchange or (ii) such security is listed on a national securities exchange but the majority of the trading volume with respect to such security is effected on the NMS/NASDAQ, the last reported sale price as reported on NMS/NASDAQ or, if such security is not listed on a national securi-ties exchange and is not quoted on NMS/NASDAQ, the aver-age of the highest reported bid and lowest reported asked quotation on the NASDAQ or, if such security is not listed on a national securities exchange and is not quoted on NMS/NASDAQ or NASDAQ but is traded in the over-the-counter market, the fair market value of such securi-ty as determined by an Independent Financial Expert.

                    "Prohibited Activity" means, with respect to any period, any acquisition or disposition in open market transactions, private transactions or otherwise, of (i) any shares of PCT Common Stock, (ii) any securities convertible into or exchangeable for shares of PCT Common Stock or (iii) any securities which holders of PCT Common Stock have received with respect to their shares of PCT Common Stock, whether as a dividend or distribution or in connection with a merger, consolidation or otherwise (other than, in each case, (w) shares of PCT Common Stock acquired on behalf of any 401k plan established for PCT and its subsidiaries to satisfy participant directions and related company matching obligations, (x) shares issued or acquired pursuant to employee stock options granted to directors, officers or employees in the ordi-nary course of business prior to the first day of such period, (y) sales or other dispositions of shares by directors or officers, or (z) acquisitions of up to an aggregate of 25,000 shares Of PCT Common Stock in the open market by directors or officers of PCT).

                    "30-Day Average Market Price" means, as of any date of determination, the average of the Market Price of the Applicable Number of shares of PCT Common Stock for the 30 consecutive trading days ended on the Business Day immediately prior to such date of determination. For purposes of this definition, the Market Price of the Applicable Number of shares of PCT Common Stock shall (following such receipt) include the Market Price of any securities (other than the Securities) which shall have been received by a holder of PCT Common Stock with re-spect to the Applicable Number of shares of PCT Common Stock from the Effective Date to the date of determina-tion, whether as a dividend or other distribution or in connection with a merger, consolidation or other business combination or a reclassification of PCT Common Stock.

                    "Total Disposition" means (i) one or more mergers, consolidations or other business combinations involving PCT after giving effect to which no shares of PCT Common Stock shall remain outstanding or registered under the Exchange Act, (ii) a sale, transfer or other disposition, in one or a series of transactions, of all or substantially all of the assets of PCT or (iii) a reclassification of PCT Common Stock as the capital stock of any other Person (other than an Affiliate of PCT).

                    "Total Disposition Amount" means, with respect to a Total Disposition, the fair market value, as deter-mined by an Independent Financial Expert, of (A) the consideration, if any, received with respect to the Applicable Number of shares of PCT Common Stock, by the holder thereof as a result of such Total Disposition, or
          (B) if an election of the type of consideration to be received by the holders of PCT Common Stock is made, the consideration selected by a majority of such stockholders (and assuming such holder did not exercise any right of appraisal granted under law).

                    As set forth in Section 3.1(g) of the Agree-ment, to the extent the aggregate principal amount of the senior debt obligation referred to below is at least $25,000,000, all amounts payable on the Maturity Date may be paid, at the option of the Company, either in cash or, subject to the provisions of Sections 7.5 and 7.6 of the Agreement, by the issuance of a senior debt obligation of the Company which is not subordinated to any other debt obligation of the Company, with a principal amount equal to the amount of the payment due. Any debt issued by the Company in satisfaction of the Company's obligations with respect to VSRs shall be issued pursuant to an indenture having the principal terms set forth on Exhibit A to the Agreement and will have a maturity of up to three years from the date of issuance and will have an interest rate and redemption provisions determined in good faith by the Board of Directors of the Company to result in such debt having in the opinion of an Independent Financial Expert a market value as of the date of issuance on a fully distributed basis equal to 100% of its principal amount.

                    The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modi-fication of the rights and obligations of the Company and the rights of the Holders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of a majority of the Securities at the time Outstanding.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of the VSRs represented by this VSR Certificate is register-able on the Security Register of the Company, upon sur-render of this VSR Certificate for registration of trans-fer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Regis-trar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new VSR Certificates, for the same amount of VSRs, will be issued to the designated transferee or transferees.

                    As provided in the Agreement and subject to certain limitations therein set forth, this VSR Certifi-cate is exchangeable for one or more VSR Certificates representing the same number of VSRs as represented by this VSR Certificate as requested by the Holder surren-dering the same.

                    No service charge shall be made for any regis-tration of transfer or exchange of VSRs, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection there-with.

                    Prior to the time of due presentment of this VSR Certificate for registration of transfer, the Compa-ny, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this VSR Certificate is registered as the owner hereof for all purposes, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                    A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the VSR or the Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a VSR Certificate, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the VSR Certificate.

                    All capitalized terms used in this VSR Certifi-cate without definition shall have the meanings assigned to them in the Agreement.

                    Section 2.4  Form of Trustee's Certificate of
          Authentication.

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                    This is one of the VSR Certificates referred to in the within-mentioned Agreement.

                                   [TRUSTEE],

                                                  as Trustee

                                   By_________________________
                                     Authorized Officer


                                  ARTICLE 3

                                THE SECURITIES

                    Section 3.1  Title and Terms.

                         (a)  The aggregate number of VSR Certifi-
          cates which may be authenticated and delivered under this Agreement is limited to a number equal to 23,500,000 except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.4, 3.5,
          3.6 or 6.6.

                         (b)  The Securities shall be known and
          designated as the "Value Support Rights" of the Company.

                         (c)  Unless the right to receive any such
          amount previously has been satisfied in connection with an Optional Call Date, a Total Disposition, an Event of Default, or a Redemption Event, the Company shall pay to each Holder on the Maturity Date, for each VSR held by such Holder an amount, if any, as determined by an inde-pendent "big six" accounting firm (other than the ac-counting firm or firms serving as the principal auditors for the Company or PCT) selected by the Company (the "Accounting Firm"), equal to the lesser of (x) the ex-cess, if any, of the Base Amount determined as of such date, over the 30-Day Average Market Price determined as of such date and (y) $3.25. Such determinations by the Accounting Firm absent manifest error shall be final and binding on the Company and the Holders. The Company shall provide notice to the Trustee of the amount payable and the method of payment pursuant to this Section 3.1(c) together with a reasonably detailed calculation of the determination of such amount.

                    (d)  Upon an Optional Call Date, the Company
          may, in its sole discretion, pay to the Holder hereof for each VSR represented hereby an amount, as determined by the Accounting Firm, payable in cash equal to the lesser of (x) the excess, if any, of the Base Amount determined as of such Optional Call Date, over the 30-Day Average Market Price determined as of such date and (y) $3.25; provided, however, such amount (the "Optional Call Pay-ment Amount") shall in no event be less than $0.50 if such Optional Call Date is on or prior to January 1, 1998. Such determinations by the Accounting Firm absent manifest error shall be final and binding on the Company and the Holders. Such payment shall be made on any date (the "Optional Call Payment Date") established by the Company, which in no event shall be more than 30 days after the Optional Call Date, to holders of record at the close of business on the tenth business day following such Optional Call Date. In the event the Company exer-cises its optional right to call the Securities on an Optional Call Date, the Company shall issue a press release on such date announcing such event, the Optional Call Payment Amount and the Optional Call Payment Date. As soon as practicable following such Optional Call Date, the Company shall give the Holder and the Trustee hereof notice, in the form set forth below, that the Company has exercised its optional right to call the Securities, the Optional Call Payment Amount and the Optional Call Pay-ment Date; provided, however, such notice to Holders may, at the option of the Company, occur simultaneously with the payment of the Optional Call Payment Amount.

                               *  *  *  *  *  *

                        MAFCO CONSOLIDATED GROUP INC.

                             VALUE SUPPORT RIGHTS

                                             [Date]

           NOTICE OF EXERCISE OF OPTIONAL RIGHT TO CALL THE SECURITIES

                    NOTICE IS HEREBY GIVEN THAT, pursuant to Sec-tion 3.1 of the Value Support Rights Agreement, dated as of October [ ], 1996 (the "Agreement"), between Mafco Consolidated Group Inc., (the "Company"), and American Stock Transfer & Trust Company, as trustee (the "Trust-ee"), the Company has exercised its optional right to call the Securities. All terms used in this Notice which are defined in the Agreement shall have the meanings assigned to them in the Agreement.

                    The Optional Call Payment Amount payable to each Holder on ________, the Optional Call Payment Date, for each VSR held by such Holder shall be equal to $___________.

                                      MAFCO CONSOLIDATED GROUP INC.

                               *  *  *  *  *  *

                         (e)  Upon the consummation of a Total
          Disposition, the Company shall pay to each Holder for each VSR held by such Holder an amount, if any, as deter-mined by the Accounting Firm, equal to the lesser of (x) the excess, if any, of the Base Amount determined as of the Total Disposition Payment Date over the Total Dispo-sition Amount and (y) $3.25. Such determinations by the Accounting Firm and any Independent Financial Expert absent manifest error shall be final and binding on the Company and the Holders. Such payment shall be made on any date (the "Total Disposition Payment Date") estab-lished by the Company, which in no event shall be more than 30 days after the date on which the Total Disposi-tion was consummated.

                         (f)  As soon as practicable following a
          Total Disposition, the Company shall give each Holder and the Trustee notice of such Total Disposition and the Total Disposition Payment Date and such notice to the Trustee shall also specify the method of payment of the amount payable on the Total Disposition Payment Date.
          The Company shall also provide to the Trustee an Officers' Certificate as to the occurrence of a Total Disposition setting forth the amount of such payment.

                         (g)  To the extent the aggregate principal
          amount of the senior debt obligation referred to below is at least $25,000,000, all amounts payable pursuant to the VSRs on the Maturity Date may be paid, at the option of the Company, either in cash or, subject to the provisions of Sections 7.5 and 7.6 of this Agreement, by the issu-ance of a senior debt obligation of the Company which is not subordinated to any other debt obligation of the Company, with a principal amount equal to the amount of the payment due. The Company shall provide notice to the Trustee of the method of payment within one Business Day prior to the payment thereof. Any debt issued by the Company in satisfaction of the Company's obligations with respect to VSRs shall be issued pursuant to an indenture having the principal terms set forth on Exhibit A hereto and will have a maturity of up to three years from the date of issuance and will have an interest rate and redemption provisions determined in good faith by the Board of Directors of the Company to result in such debt having in the opinion of an Independent Financial Expert a market value as of the date of issuance on a fully distributed basis equal to 100% of its principal amount. Such determination of the Board of Directors will be supported by a written opinion delivered to the Board of Directors by an Independent Financial Expert. Prior to the issuance of such debt securities, the Company shall provide the Trustee with an Officer's Certificate as to compliance with the conditions precedent to the issuance of such debt securities set forth in this Agreement.

                    (h) Upon the occurrence of a Redemption Event, the VSRs may be redeemed at the option of the Company in whole (but not in part) on or prior to the consummation of such event or transaction at a redemption price, payable in cash, equal to the lesser of (x) 115% of the excess, if any, of the Base Amount determined as of the fifth Business Day prior to the date notices of redemp-tion are mailed to Holders (the date of such mailing is referred to herein as the "Redemption Notice Date") over the 30-Day Average Market Price determined as of the Redemption Notice Date and (y) $3.25 (the "Redemption Price"). A notice of the redemption pursuant to this
          Section 3.1(h) setting forth the Redemption Price and the date of redemption shall also be delivered to the Trust-ee, together with an Officer's Certificate as to the occurrence of a Redemption Event and specifying the Redemption Price and redemption date.

                    A "Redemption Event" shall be deemed to have occurred if either (i) as a result of an event beyond the reasonable control of the Company, the existence of the VSRs would cause the Company to cease to be a member of the consolidated group with respect to which the Company files consolidated federal income tax returns and such situation would be avoided or cured by the redemption of the VSRs or (ii) the VSRs would create any material financial or legal impediment to the consummation of any bona fide significant corporate event or transaction (a "Redemption Transaction") involving the Company, which transaction would, if consummated, result in a Change of Control of the Company and in connection with which transaction the Company has entered into definitive documentation which creates a binding obligation upon the Company to consummate such transaction (subject to cus-tomary conditions to closing and fiduciary obligations), in either of clauses (i) and (ii) as determined in good faith by the Board of Directors of the Company as evi-denced by an Officers' Certificate of the Company.

                    Notwithstanding the foregoing, VSRs may not be redeemed (i) if the Company or (unless it shall have been the subject of a Change of Control) PCT or any of their respective successors or Affiliates (including for such purpose any director or officer of the Company and PCT) shall have engaged in any Prohibited Activity during the 35-trading day period preceding the Redemption Notice Date or (ii) in the case of a Redemption Event arising out of a Redemption Transaction, unless such Redemption Transaction shall have been consummated on or prior to the Redemption Payment Date.

                    Notice of redemption shall include the Redemp-tion Price, determined as provided for above, and if the Redemption Event arises out of a Redemption Transaction, a statement to the effect that such redemption is contin-gent upon the consummation of such Redemption Transac-tion, and shall be mailed at least 15 days but not more than 60 days before the date (the "Redemption Payment Date") payments are scheduled to be made to each Holder of VSR Certificates to be redeemed at its registered address. If money sufficient to pay the Redemption Price of all VSR Certificates to be redeemed is deposited with the Paying Agent on or before the payment date, on and after such date such VSR Certificates shall terminate and become null and void and the Holders thereof shall have no further rights with respect thereto subject, in the case of a Redemption Event arising out of a Redemption Transaction, to the consummation of such Redemption Transaction.

                    (i)  Notwithstanding any provision of this
          Agreement or the VSR Certificates to the contrary, other than in the case of interest on the Default Payment Amount, no interest shall accrue on any amounts payable on the VSRs to any Holder.

                    (j) In the event that all of the VSR Certifi-cates not previously cancelled shall have been called for redemption by the Company pursuant to Section 3.1(h) hereof or shall have become due and payable pursuant to the terms hereof, and the Company has paid or caused to be paid or deposited with the Trustee all amounts payable to the Holders under this Agreement, then this Agreement shall cease to be of further effect and shall be deemed satisfied and discharged. Notwithstanding the satisfac-tion and discharge of this Agreement, the obligations of the Company under Section 4.6(c) shall survive.

                    (k)  In the event PCT shall in any manner
          subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the number of outstanding shares of PCT Common Stock (an "Adjustment Event"), the Applicable Number with respect to shares of PCT Common Stock shall, from and after the date of such Adjustment Event (subject to further adjust-ment in accordance with this Section 3.1(k)), equal the Applicable Number with respect to the shares of PCT Common Stock in effect immediately prior to such Adjust-ment Event, multiplied by a fraction, the numerator of which shall be the total number of shares of PCT Common Stock outstanding immediately following such Adjustment Event and the denominator of which shall be the total number of shares of PCT Common Stock outstanding immedi-ately prior to such Adjustment Event. In the event that any securities received with respect to PCT Common Stock shall in any manner be subdivided (by stock split, stock dividend or otherwise) or combined (by reverse stock split or otherwise), appropriate adjustments shall be made in a manner consistent with the principles set forth in this Section 3.1(k). Whenever an adjustment is made as provided in this Section 3.1(k), the Company shall (i) promptly prepare a certificate setting forth such adjust-ment and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Trustee a copy of such certificate and (iii) mail a brief summary thereof to each Holder. The Trustee shall be fully protected in relying on any such certificate and on any adjustment therein contained. Such adjustment absent manifest error shall be final and binding on the Company and the Holders.

                         Section 3.2  Registrable Form.

                         The Securities shall be issuable only in
               registered form.

                         Section 3.3 Execution, Authentication, Deliv-ery and Dating.

                         The Securities shall be executed on behalf of
               the Company by its chairman of the Board of Directors or its president or any vice president or its treasurer, but need not be attested. The signature of any of these officers on the Securities may be manual or facsimile. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                         Securities bearing the manual or facsimile
               signatures of individuals who were at the time of execu-tion the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the au-thentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                         At any time and from time to time after the
               execution and delivery of this Agreement, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Agreement and not otherwise.

                         Each Security shall be dated the date of its
               authentication.

                         No Security shall be entitled to any benefit
               under this Agreement or be valid or obligatory for any purpose unless there appears on such Security a certifi-cate of authentication substantially in the form provided for herein duly executed by the Trustee by manual or facsimile signature of an authorized officer, and such certificate upon any Security shall be conclusive evi-dence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Agreement.

                         Section 3.4  Temporary Securities.

                         Pending the preparation of definitive Securi-
               ties, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omis-sions, substitutions and other variations as the officers executing such Securities may determine with the concur-rence of the Trustee. Temporary Securities may contain such reference to any provisions of this Agreement as may be appropriate. Every temporary Security shall be execut-ed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securi-ties.

                         If temporary Securities are issued, the Company
               will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchange-able for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 7.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like amount of defini-tive Securities. Until so exchanged the temporary Secu-rities shall in all respects be entitled to the same benefits under this Agreement as definitive Securities.

                         Section 3.5  Registration, Registration of
               Transfer and Exchange.

                         The Company shall cause to be kept at the
               office of American Stock Transfer & Trust Company a register (the register maintained in such office and in any other office or agency designated pursuant to Section
               7.2 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regula-tions as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Secu-rities. American Stock Transfer & Trust Company is hereby initially appointed "Security Registrar" for the purpose of registering Securities and transfers of Secu-rities as herein provided.

                         Upon surrender for registration of transfer of
               any Security at the office or agency of the Company designated pursuant to Section 7.2, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new VSR Certificates representing the same aggregate number of VSRs represented by the VSR Certifi-cate so surrendered that are to be transferred and the Company shall execute and the Trustee shall authenticate and deliver, in the name of the transferor, one or more new VSR Certificates representing the aggregate number of VSRs represented by such VSR Certificate that are not to be transferred.

                         At the option of the Holder, VSR Certificates
               may be exchanged for other VSR Certificates that repre-sent in the aggregate the same number of VSRs as the VSR Certificates surrendered at such office or agency. Whenever any VSR Certificates are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the VSR Certificates which the Holder making the exchange is entitled to receive.

                         All Securities issued upon any registration of
               transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits under this Agreement, as the Securities surrendered upon such registration of transfer or exchange.

                         Every Security presented or surrendered for
               registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                         No service charge shall be made for any regis-
               tration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or ex-change of Securities, other than exchanges pursuant to
               Section 3.4 or 6.6 not involving any transfer.

                         Section 3.6  Mutilated, Destroyed, Lost and
               Stolen Securities.

                         If (a) any mutilated Security is surrendered to
               the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon delivery of a Company Order the Trustee shall authenticate and deliv-er, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new VSR Certificate of like tenor and amount of VSRs, bearing a number not contemporaneously outstanding.

                         In case any such mutilated, destroyed, lost or
               stolen Security has become or is to become due and pay-able within 15 days, the Company in its discretion may, instead of issuing a new VSR Certificate, pay to the Holder of such Security on an Optional Call Date, the Maturity Date, the Total Disposition Payment Date or the Default Payment Date, as the case may be, all amounts due and payable with respect thereto.

                         Upon the issuance of any new Securities under
               this Section, the Company shall pay any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                         Every new Security issued pursuant to this
               Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Agreement equally and proportionately with any and all other Securities duly issued hereunder.

                         The provisions of this Section are exclusive
               and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securi-ties.

                         Section 3.7  Presentation of VSR Certificate.

                         Payment of any amounts pursuant to the VSRs
               shall be made only upon presentation by the Holder there-of, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts or in debt securities of the Company in accordance with the provi-sions of Section 3.1(g). However, the Company may pay such amounts by its check payable in such money.

                         Section 3.8  Persons Deemed Owners.

                         Prior to the time of due presentment for regis-
               tration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                         Section 3.9  Cancellation.

                         All Securities surrendered for payment, regis-
               tration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Compa-ny may at any time deliver to the Trustee for cancella-tion any Securities previously authenticated and deliv-ered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Secu-rities canceled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

                                       ARTICLE 4

                                      THE TRUSTEE

                         Section 4.1  Certain Duties and Responsibili-
               ties.

                              (a)  With respect to the Holders of Secu-
               rities issued, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agree-ment and no implied covenants shall be read into this Agreement against the Trustee. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                              (b)  In the absence of bad faith on its
               part, prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred, the Trustee may conclusively rely, as to the truth of the statements and the correct-ness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

                              (c)  No provision of this Agreement shall
               be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                                   (1)  this Subsection (c) shall not be
                    construed to limit the effect of Subsections (a) and
                    (b) of this Section;

                                   (2)  the Trustee shall not be liable
                    for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the perti-nent facts;

                                   (3)  no provision of this Agreement
                    shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

                                   (4)  the Trustee shall not be liable
                    with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 8.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                              (d)  Whether or not therein expressly so
               provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provi-sions of this Section.

                         Section 4.2  Certain Rights of Trustee.

                         Subject to the provisions of Section 4.1:

                              (a)  the Trustee may rely and shall be
               protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee need not investigate any fact or matter stated in the document;

                              (b)  any request or direction or order of
               the Company mentioned herein shall be sufficiently evi-denced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution and the Trustee shall not be liable for any action it takes or omits to take in good faith reliance thereon;

                              (c)  whenever in the administration of
               this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffer-ing or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate and the Trustee shall not be liable for any action it takes or omits to take in good faith reliance thereon or an Opinion of Counsel;

                              (d)  the Trustee may consult with counsel
               and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                              (e)  the Trustee shall be under no obliga-
               tion to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                              (f)  the Trustee shall not be bound to
               make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approv-al, appraisal, bond, debenture, note, coupon, security, or other paper or document, but the Trustee in its dis-cretion may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                              (g)  the Trustee may execute any of the
               trusts or powers hereunder or perform any duties hereun-der either directly or by or through agents or attorneys and the Trustee shall not be responsible for any miscon-duct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                              (h)  the Trustee shall not be liable for
               any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

                         Section 4.3  Not Responsible for Recitals or
               Issuance of Securities.

                         The Trustee shall not be accountable for the
               Company's use of the Securities or the proceeds from the Securities.

                         The recitals contained herein and in the Secu-
               rities, except the Trustee's certificates of authentica-tion, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Securities.

                         Section 4.4  May Hold Securities.

                         The Trustee, any Paying Agent, Security Regis-
               trar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, and, subject to Sections 4.7 and 4.12, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

                         Section 4.5  Money Held in Trust.

                         Money held by the Trustee in trust hereunder
               need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it here-under.

                         Section 4.6  Compensation and Reimbursement.

                         The Company agrees

                              (a)  to pay to the Trustee from time to
               time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                              (b)  except as otherwise expressly provid-
               ed herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disburse-ment or advance as may be attributable to its negligence or bad faith; and

                              (c)  to indemnify the Trustee and each of
               its agents, officers, directors and employees (each an "indemnitee") for, and to hold it harmless against, any loss, liability or expense (including attorneys fees and expenses) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in con-nection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company hereunder shall constitute additional indebted-ness hereunder. To secure the Company's payment obliga-tions in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay particular Securities. The Company's payment obligations pursuant to this Section shall survive the termination of this Agreement. When a Trustee incurs expenses after the occurrence of an Event of Default specified in Section 8.1(c) or 8.1(d) with respect to the Company, the expenses are intended to constitute expenses of administration under bankruptcy laws.

                         Section 4.7  Disqualification; Conflicting
               Interests.

                         If the Trustee has or shall acquire any con-
               flicting interest within the meaning of the Trust Inden-ture Act, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Agreement. The Company shall take prompt steps to have a successor appointed in the manner provided in this Agreement.

                         Section 4.8  Corporate Trustee Required; Eligi-
               bility.

                         There shall at all times be a Trustee hereunder
               which shall be a corporation that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $15,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Arti-cle.

                         Section 4.9 Resignation and Removal; Appoint-ment of Successor.

                              (a)  No resignation or removal of the
               Trustee and no appointment of a successor Trustee pursu-ant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
               Section 4.10.

                              (b)  The Trustee, or any trustee or trust-
               ees hereafter appointed, may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                              (c)  The Trustee may be removed at any
               time by an Act of the Holders of a majority of the Out-standing Securities, delivered to the Trustee and to the Company.

                              (d)  If at any time:

                                   (1)  the Trustee shall fail to comply
                    with Section 4.7 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                                   (2)  the Trustee shall cease to be
                    eligible under Section 4.8 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                                   (3)  the Trustee shall become incapa-
                    ble of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabili-tation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) the Holder of any Securi-ty who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                              (e)  If the Trustee shall resign, be
               removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after any removal by Holders of a majority of the Outstanding Securities, a successor Trustee shall be appointed by Act of the Hold-ers of a majority of the Outstanding Securities delivered to the Company and the retiring Trustee the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 4.10, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trust-ee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment within 60 days after the retiring Trustee tenders its resigna-tion or is removed, the retiring Trustee may, or, the Holder of any Security who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of compe-tent jurisdiction for the appointment of a successor Trustee.

                              (f)  The Company shall give notice of each
               resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage pre-paid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust office. If the Company fails to send such notice within ten days after accep-tance of appointment by a successor Trustee, it shall not be a default hereunder but the successor Trustee shall cause the notice to be mailed at the expense of the Company.

                         Section 4.10  Acceptance of Appointment of
               Successor.

                         Every successor Trustee appointed hereunder
               shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, upon request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                         No successor Trustee shall accept its appoint-
               ment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                         Section 4.11 Merger, Conversion, Consolidation or Succession to Business.

                         Any corporation into which the Trustee may be
               merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolida-tion to such authenticating Trustee may adopt such au-thentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and such certifi-cate shall have the full force which it is anywhere in the Securities or in this Agreement provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                         Section 4.12 Preferential Collection of Claims Against Company.

                         If and when the Trustee shall be or shall
               become a creditor of the Company (or any other obligor upon the Securities) the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                       ARTICLE 5

                   HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

                         Section 5.1 Company to Furnish Trustee Names and Addresses of Holders.

                         The Company will furnish or cause to be fur-
               nished to the Trustee (i) semiannually, not later than June 30 and December 31 of each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such date, and (ii) at such times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably re-quire, of the names and addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

                         Section 5.2  Preservation of Information;
               Communications to Holders.


                              (a)  The Trustee shall preserve, in as
               current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 5.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

                              (b)  The rights of the Holders to communi-
               cate with other Holders with respect to their rights under this Agreement and the corresponding rights and privileges of the Trustee shall be as provided by the Trust Indenture Act.

                              (c)  Every Holder of Securities, by re-
               ceiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be deemed to be in violation of law or held ac-countable by reason of the disclosure of any such infor-mation as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

                         Section 5.3  Reports by Trustee.

                              (a)  Within 60 days after December 31 of
               each year commencing with the first December 31 after the first issuance of Securities, the Trustee shall transmit to all Holders such reports concerning the Trustee and its actions under this Agreement as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant thereto.

                              (b)  A copy of each such report shall, at
               the time of such transmission to the Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and also with the Company. The Company will promptly notify the Trust-ee when the Securities are listed on any stock exchange.

                         Section 5.4  Reports by Company.

                         The Company shall:

                              (a)  file with the Trustee,

                                   (i)  within 15 days after the Company
                    is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Sec-tion 15(d) of the Exchange Act (such required infor-mation, documents and other reports, generally, the "Exchange Act Documents"); or,

                                   (ii)  if the Company is not required
                    to file its Exchange Act Documents, quarterly and annual financial information that would be required pursuant to Section 13 of the Exchange Act in re-spect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

                              (b)  transmit by mail to all Holders, as
               their names and addresses appear in the Security Regis-ter, within 30 days after the filing thereof with the Trustee, such summaries of any information documents and reports required to be filed by the Company pursuant to subsection (a) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                       ARTICLE 6

                                       AMENDMENTS

                         Section 6.1  Amendments Without Consent of
               Holders.

                         Without the consent of any Holders, the Company
               and the Trustee, at any time and from time to time, may enter into one or more amendments hereto or to the Secu-rities, for any of the following purposes:

                              (a)  to convey, transfer, assign, mortgage
                    or pledge to the Trustee as security for the Securi-ties any property or assets; or

                              (b)  to evidence the succession of another
                    Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                              (c)  to add to the covenants of the Compa-
                    ny such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occur-rence, or the occurrence and continuance, of a default in any such additional covenants, restric-tions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Agreement as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such amendment may provide for a particu-lar period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority of the Securities to waive such an Event of Default; or

                              (d)  to cure any ambiguity, or to correct
                    or supplement any provision herein or in the Securi-ties which may be defective or inconsistent with any other provision herein; provided that such provi-sions shall not materially reduce the benefits of this Agreement or the Securities to the Holders; or

                              (e)  to make any other provisions with
                    respect to matters or questions arising under this Agreement; provided that such provisions shall not adversely affect the interests of the Holders; or

                              (f)  to make any amendments or changes
                    necessary to comply or maintain compliance with the Trust Indenture Act.

                         Promptly following any amendment of this Agree-
               ment or the Securities in accordance with this Section 6.1, the Trustee shall notify the Holders of the Securi-ties of such amendment; provided that any failure so to notify the Holders shall not affect the validity of such amendment.

                         Section 6.2  Amendments with Consent of Holders.

                         With the consent of the Holders of a majority
               of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by a Board Resolution) and the Trustee may enter into one or more amendments hereto or to the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provi-sions of this Agreement or to the Securities or of modi-fying in any manner the rights of the Holders under this Agreement or to the Securities; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Security affected thereby:

                              (a)  modify the definition of Optional
               Call Date, Optional Call Payment Date, Maturity Date, Total Disposition Payment Date, Default Payment Date, Market Price, 30-Day Average Market Price, Default Pay-ment Amount, Default Payment Interest Rate, Base Amount or Prohibited Activity, modify Section 3.1(k) or other-wise extend the maturity of the Securities or reduce the amounts payable in respect of the Securities or modify any other payment term, interest rate or payment date or, except as expressly permitted by Section 6.1(e), modify the definition of Applicable Number, Distribution Amount, Optional Call Payment Amount, Total Disposition Amount or Change of Control;

                              (b)  reduce the amount of the Outstanding
               Securities, the consent of whose Holders is required for any such amendment; or

                              (c)  modify any of the provisions of this
               Section or Section 8.10, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each Security affected thereby.

                         It shall not be necessary for any Act of Hold-
               ers under this Section to approve the particular form of any proposed amendment, but it shall he sufficient if such Act shall approve the substance thereof.

                         Section 6.3  Execution of Amendments.

                         In executing any amendment permitted by this
               Article, the Trustee shall be entitled to receive indem-nity reasonably satisfactory to it, and (subject to Section 4.1) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee shall execute any amendment authorized pursu-ant to this Article VI if the amendment does not adverse-ly affect the Trustee's own rights, duties or immunities under this Agreement or otherwise. Otherwise, the Trust-ee may, but need not, execute such amendment.

                         Section 6.4  Effect of Amendments; Notice to
               Holders.

                         Upon the execution of any amendment under this
               Article, this Agreement and the Securities shall be modified in accordance therewith, and such amendment shall form a part of this Agreement and the Securities for all purposes; and every Holder of Securities thereto-fore or thereafter authenticated and delivered hereunder shall be bound thereby.

                         Promptly after the execution by the Company and
               the Trustee of any amendment pursuant to the provisions of this Article, the Company shall mail a notice thereof by first class mail to the Holders of Securities at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such amendment. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

                         Section 6.5  Conformity with Trust Indenture
               Act.

                         Every amendment executed pursuant to this
               Article shall conform to the requirements of the Trust Indenture Act.

                         Section 6.6  Reference in Securities to Amend-
               ments.

                         If an amendment changes the terms of a Securi-
               ty, the Trustee may require the Holder of the Security to deliver it to the Trustee. Securities authenticated and delivered after the execution of any amendment pursuant to this Article may, and shall if required by the Trust-ee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment. If the Compa-ny shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such amendment may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                                       ARTICLE 7

                                       COVENANTS

                         Section 7.1  Payment of Amounts, if any, to
               Holders.

                         The Company will duly and punctually pay the
               amounts, if any, on the Securities in accordance with the terms of the Securities and this Agreement. Such amounts shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Agreement money sufficient to pay all such amounts then due. Notwithstanding any other provision of this Agreement, the Trustee and the Paying Agent shall comply with all U.S. federal withholding requirements with respect to payments to Holders that the Company, the Trustee or the Paying Agent reasonably believes are applicable under the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder.
               Amounts withheld in compliance with such withholding requirements shall, for purposes of this Agreement, be treated as paid to the Holder such withholding was made with respect to. The consent of Holder shall not be required for any such withholding.

                         Section 7.2  Maintenance of Office or Agency.

                         As long as any of the Securities remain Out-
               standing, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (i) where Securities may be presented or surrendered for payment, (ii) where Securities may be surrendered for registration of transfer or exchange and (iii) where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The office of the Trustee at Fifteenth Avenue, Brooklyn, New York 11219 shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company or any of its Subsidiaries may act as Paying Agent, registrar or transfer agent; provided that such Person shall take appropriate actions to avoid the com-mingling of funds. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to furnish the Trustee with the address there-of, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surren-ders, notices and demands.

                         The Company may from time to time designate one
               or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designa-tion or rescission and any change in the location of any such office or agency.

                         Section 7.3 Money for Security Payments to Be Held in Trust.

                         If the Company or any of its Subsidiaries shall
               at any time act as the Paying Agent, it will, on or before an Optional Call Payment Date, the Maturity Date, the Total Disposition Payment Date, Redemption Payment Date or the Default Payment Date, as the case may be, segregate and hold in trust for the benefit of the Per-sons entitled thereto a sum sufficient to pay the amounts, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

                         Whenever the Company shall have one or more
               Paying Agents for the Securities, it will, on or before an Optional Call Payment Date, the Maturity Date, the Total Disposition Payment Date, the Redemption Payment Date or the Default Payment Date, as the case may be, deposit with a Paying Agent a sum in same day funds sufficient to pay the amount, if any, so becoming due; such sum to be held in trust for the benefit of the Persons entitled to such amount, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                         The Company will cause each Paying Agent other
               than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that (A) such Paying Agent will hold all sums held by it for the payment of any amount payable on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or other-wise disposed of as herein provided and will notify the Trustee of the sums so held and (B) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment on the Securities when the same shall be due and payable.

                         Any money deposited with the Trustee or any
               Paying Agent, or then held by the Company, in trust for the payment on any Security and remaining unclaimed for one year after an Optional Call Payment Date, the Maturi-ty Date, the Total Disposition Payment Date, Redemption Payment Date or the Default Payment Date, as the case may be, shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall there-after, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

                         Section 7.4  Certain Purchases and Sales.

                         (a)  During the 60-day period immediately
               preceding (and including) an Optional Call Date on which the Company exercises its optional right to call the Securities or the Maturity Date, as the case may be, the Company shall not, and shall not permit any of its Sub-sidiaries or Affiliates (including for such purpose any director or officer of the Company and PCT) to engage in any Prohibited Activity.

                         (b)  The Company shall not, and shall not
               permit any of its Subsidiaries or Affiliates (including for such purpose any director or officer of the Company and PCT) to acquire in open market transactions, private transactions or otherwise, the Securities.

                         Section 7.5  Listing of Securities.

                         The Company will use its best efforts to cause
               (i) the Securities and (ii) the securities, if any, contemplated to be issued pursuant to an indenture having the terms set forth on Exhibit A hereto, to be either (a) registered on a national securities exchange or (b) quoted on NMS/NASDAQ.

                         Section 7.6  Registration of Debt Securities;
               TIA.

                         If the Company elects to satisfy its obliga-
               tions hereunder, subject to the provisions of Section 7.7 hereof, by issuing debt securities pursuant to an inden-ture having the terms set forth on Exhibit A (the "Pay-ment Notes"), the Company, shall cause, no later than the applicable payment date hereunder, (i) such issuance of debt securities to be registered under the Securities Act and (ii) such indenture to be qualified under the TIA.

                         Section 7.7  Minimum Principal Amount of Debt
               Securities.

                         Notwithstanding anything in this Agreement to
               the contrary, if the Company elects to issue Payment Notes pursuant to Section 7.6 hereof, the Company may elect not to issue Payment Notes to any individual Holder if such Holder would receive, in the aggregate, a princi-pal amount of Payment Notes (the "Owed Principal Amount") that is less than an amount to be determined by the Company prior to the issuance thereof (the "Minimum Principal Per Holder"), but the Minimum Principal Per Holder shall not exceed $1,000.00. If such individual Holder's owed Principal Amount exceeds the Minimum Prin-cipal Per Holder, the Company may elect to issue to such individual Holder Payment Notes in an aggregate principal amount that is (i) at least the Minimum Principal Per Holder and (ii) in increments above the Minimum Principal Per Holder in an amount to be determined by the Company prior to the issuance of the Payment Notes, but each such increment shall not exceed $1,000.00. Any obligations under this Agreement of the Company to any such individu-al Holder that are not satisfied by the issuance of Payment Notes as a result of the provisions of this
               Section 7.7 shall be satisfied by the Company as other-wise provided in this Agreement. Any payments of cash by the Company contemplated by this Agreement (including this Section 7.7) may be funded in whole or in part by the issuance of Payment Notes to the Trustee and by the Trustee's subsequent sale of such Payment Notes on the principal national securities exchange on which such Payment Notes are listed or, if such Payment Notes are not so listed, on NMS/NASDAQ. Nothing in this Section
               7.7 shall require the Company to issue any Payment Notes to any Holder.

                         Section 7.8  Manipulative Transactions.

                         Neither the Company nor any of its Affiliates
               shall take any action that is intended to manipulate the 30-Day Average Market Price during the 60-day period immediately preceding (and including) an Optional Call Date on which the Company exercises its optional right to call the Securities or the Maturity Date, as the case may be.

                         Section 7.9  Statement as to Compliance.

                         The Company will deliver to the Trustee, within
               120 days after the end of each fiscal year of the Compa-ny, commencing with the fiscal year ending in the year during which the Securities are first issued hereunder (but in no event more than one year from such issuance), a written statement signed by the Chairman of the Board, President or other principal executive officer or Vice President of the Company and by the Treasurer or other principal financial officer or principal accounting officer of the Company, stating, as to each signer there-of, that

                              (a)  a review of the activities of the
               Company during such year and of performance under this Agreement has been made under his supervision, and

                              (b)  to the best of his knowledge, based
               on such review, the Company has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

                         Section 7.10  Notice of Default.

                         The Company shall file with the Trustee written
               notice of the occurrence of any Event of Default or other default under this Agreement within five business days of its becoming aware of any such Default or Event of Default.

                                       ARTICLE 8

                          REMEDIES OF THE TRUSTEE AND HOLDERS
                                  ON EVENT OF DEFAULT

                         Section 8.1 Event of Default Defined; Acceler-ation of Maturity; Waiver of Default.

                         "Event of Default" with respect to the Securi-
               ties, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                              (a)  default in the payment of all or any
                    part of the amounts payable in respect of any of the Securities as and when the same shall become due and payable either at an Optional Call Payment Date, the Maturity Date, the Total Disposition Payment Date or otherwise; or

                              (b)  default in the performance, or
                    breach, of any covenant or warranty of the Company in respect of the Securities (other than a covenant or warranty in respect of the Securities, a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continu-ance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the Outstanding Securities, a written notice specifying such default or breach and requir-ing it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                              (c)  a court having jurisdiction in the
                    premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint-ing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecu-tive days; or

                              (d)  the Company shall commence a volun-
                    tary case under any applicable bankruptcy, insolven-cy or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiv-er, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors.

               If an Event of Default described above occurs and is continuing, then, and in each and every such case, unless all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% of the Securities then Outstanding hereunder by notice in writing to the Company (and to the Trustee if given by the Holders), may declare the Securities to be due and payable immediately, and upon any such declara-tion the Default Amount for each VSR shall become immedi-ately due and payable and, thereafter, shall bear inter-est at the Default Interest Rate until payment is made to the Trustee.

                         The foregoing provisions, however, are subject
               to the condition that if, at any time after the Securi-ties shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as herein-after provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all amounts which shall have become due otherwise than by accelera-tion (with interest upon such overdue amount at the Default Interest Rate to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabil-ities incurred and all advances made, by the Trustee except as a result of negligence or bad faith, and if any and all Events of Default under this Agreement, other than the non-payment of the amounts which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority of all the Securities then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to the Securities and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right conse-quent thereof.

                         Section 8.2  Collection of Indebtedness by
               Trustee; Trustee May Prove Debt.

                         The Company covenants that in case default
               shall be made in the payment of all or any part of the Securities when the same shall have become due and pay-able, whether at an Optional Call Payment Date, the Maturity Date, the Total Disposition Payment Date, the Default Payment Date, or upon acceleration or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of the Securi-ties the whole amount that then shall have become due and payable on all Securities (with interest from the date due and payable to the date of such payment upon the overdue amount at the Default Interest Rate); and in addition thereto, such further amount as shall be suffi-cient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predeces-sor Trustee except as a result of its negligence or bad faith.

                         The Trustee may in its discretion proceed to
               protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other remedy.

                         In case the Company shall fail forthwith to pay
               such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be enti-tled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceed-ings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

                         In case there shall be pending proceedings
               relative to the Company or an other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insol-vency or other similar law, or in case a receiver, as-signee or trustee in bankruptcy or reorganization, liqui-dator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as herein ex-pressed or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provi-sions of this Section, shall be entitled and empowered, (but shall have no obligation) by intervention in such proceedings or otherwise:

                              (a)  to file and prove a claim or claims
                    for the whole amount owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities, or to their respective property;

                              (b)  unless prohibited by applicable law
                    and regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceed-ings; and

                              (c)  to collect and receive any moneys or
                    other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trust-ee and their respective agents, attorneys and coun-sel, and all other expenses and liabilities in-curred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor Trustee pursuant to
                    Section 4.6. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

                         Nothing herein contained shall be deemed to
               authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities, or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

                         All rights of action and of asserting claims
               under this Agreement, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof and any trial or other proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

                         In any proceedings brought by the Trustee (and
               also any proceedings involving the interpretation of any provision of this Agreement to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Hold-ers of such Securities parties to any such proceedings.

                         Section 8.3  Application of Proceeds.

                         Any monies collected by the Trustee pursuant to
               this Article in respect of any Securities shall be ap-plied in the following order at the date or dates fixed by the Trustee upon presentation of the several Securi-ties in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment in exchange for the presented Securities if only partially paid or upon surrender thereof if fully paid:

                         FIRST:  To the payment of costs and expenses in
                    respect of which monies have been collected, includ-ing reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities in-curred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 4.6;

                         SECOND:  To the payment of the whole amount
                    then owing and unpaid upon all the Securities, with interest at the Default Interest Rate on all such amounts, and in case such monies shall be insuffi-cient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such amounts without preference or priority of any security over any other Security, ratably to the aggregate of such amounts due and payable; and

                         THIRD:  To the payment of the remainder, if
                    any, to the Company or any other person lawfully entitled thereto.

                         Section 8.4  Suits for Enforcement.

                         In case an Event of Default has occurred, has
               not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Agreement by such appropriate judi-cial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right vested in the Trustee by this Agreement or by law.

                         Section 8.5 Restoration of Rights on Abandon-ment of Proceedings.

                         In case the Trustee or any Holder shall have
               proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or aban-doned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case the Company and the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

                         Section 8.6  Limitations on Suits by Holders.

                         No Holder of any Security shall have any right
               by virtue or by availing of any provision of this Agree-ment to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% of the Securities then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be in-curred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.9; it being understood and intend-ed, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to effect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                         Section 8.7 Unconditional Right of Holders to Institute Certain Suits.

                         Notwithstanding any other provision in this
               Agreement and any provision of any Security, the right of any Holder of any Security to receive payment of the amounts payable in respect of such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                         Section 8.8  Powers and Remedies Cumulative;
               Delay or Omission Not Waiver of Default.

                         Except as provided in Section 8.6, no right or
               remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropri-ate right or remedy.

                         No delay or omission of the Trustee or of any
               Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be con-strued to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 8.6, every power and remedy given by this Agreement or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

                         Section 8.9  Control by Holders.

                         The Holders of a majority of the Securities at
               the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities by this Agreement; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Agreement; and provided further that (subject to the provisions of Section 4.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or responsible officers of the Trustee shall determine that the action or proceed-ings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so deter-mine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 4.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

                         Nothing in this Agreement shall impair the
               right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsis-tent with such direction or directions by Holders.

                         Section 8.10  Waiver of Past Defaults.

                         Prior to the declaration of the acceleration of
               the maturity of the Securities as provided in Section 8.1, in the case of a default or an Event of Default specified in clause (b), (c) or (d) of Section 8.1, the Holders of a majority of all the Securities then Out-standing may waive any such default or Event of Default, and its consequences except a default in respect of a covenant or provisions hereof which cannot be modified or amended without the consent of the Holder of each Securi-ty affected. In the case of any such waiver, the Compa-ny, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereun-der, respectively; but no such waiver shall extend to any subsequent or other default or impair any right conse-quent thereon.

                         Upon any such waiver, such default shall cease
               to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                         Section 8.11  Trustee to Give Notice of De-
               fault, But May Withhold in Certain Circumstances.

                         The Trustee shall transmit to the Holders, as
               the names and addresses of such Holders appear on the Security Register, notice by mail of all defaults which have occurred and are known to the Trustee, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term "default" or "Defaults" for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the amounts payable in respect of any of the Securities, the Trustee shall be protected in with-holding such notice if and so long as the board of direc-tors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                         Section 8.12 Right of Court to Require Filing of Undertaking to Pay Costs.

                         All parties to this Agreement agree, and each
               Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discre-tion require, in any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party liti-gant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% of the Securities Outstanding or to any suit instituted by any Holder for the enforcement of the payment of any Security on or after the due date expressed in such Security.

                                       ARTICLE 9

                       CONSOLIDATION, MERGER, SALE OR CONVEYANCE

                         Section 9.1 Company May Consolidate, etc., on Certain Terms.

                         The Company covenants that it will not merge or
               consolidate with or into any other Person or sell or convey all or substantially all of its assets to any Person, unless (i) the Company shall be the continuing corporation, or the successor Person or the Person which acquires by sale or conveyance substantially all the assets of the Company shall be a Person organized under the laws of the United States of America or any State thereof and shall expressly assume by an instrument supplemental hereto, executed and delivered to the Trust-ee, in form satisfactory to the Trustee, the due and punctual payment of the Securities, according to their tenor, and the due and punctual performance and obser-vance of all of the covenants and conditions of this Agreement to be performed or observed by the Company and
               (ii) the Company, or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition provided, however, that nothing herein shall affect the rights of the Holders or the Trustee upon any Total Disposition.

                         Section 9.2  Successor Person Substituted.

                         In case of any such consolidation, merger, sale
               or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein. Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succes-sion any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Agreement prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered to the Trustee for authen-tication, and any Securities which such successor corpo-ration thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Agreement as the Securities there-tofore or thereafter issued in accordance with the terms of this Agreement as though all of such Securities had been issued at the date of the execution hereof.

                         In case of any such consolidation, merger, sale
               or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereaf-ter to be issued as may be appropriate.

                         In the event of any such sale or conveyance
               (other than a conveyance by way of lease) the Company or any Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Agreement and the Securities and may be liquidated and dissolved.

                         Section 9.3  Opinion of Counsel to Trustee.

                         The Trustee, subject to the provisions of
               Sections 4.1 and 4.2, shall receive an Opinion of Coun-sel, prepared in accordance with Sections 1.3 and 1.4, as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Agreement.

                                    *  *  *  *  *  *

                         This Agreement shall be signed in any number of
               counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

                         IN WITNESS WHEREOF, the parties hereto have
               caused this Agreement to be duly executed, all as of the day and year first above written.

                                        MAFCO CONSOLIDATED GROUP INC.

                                        By:
                                           Name:
                                           Title:

                                        AMERICAN STOCK TRANSFER & TRUST
                                        COMPANY, as Trustee

                                        By:
                                           Name:
                                           Title:


                                                               EXHIBIT A

                             MAFCO CONSOLIDATED GROUP INC.

                            SUMMARY OF TERMS OF SENIOR NOTES

               ISSUER:                  Mafco Consolidated Group Inc.
                                        (the "Company").

               SECURITIES:              Senior Notes (the "Notes") to be
                                        issued under an indenture (the
                                        "Indenture") between the Company
                                        and American Stock Transfer &
                                        Trust Company, as trustee (the
                                        "Trustee").

               PRINCIPAL AMOUNT:        Aggregate amount due and payable
                                        with respect to the VSRs issued
                                        by the Company.

               MATURITY:                Up to three years from date of
                                        issuance.

               INTEREST; REDEMPTION:    A rate of interest and redemp-
                                        tion provisions determined in
                                        good faith by the Board of Di-
                                        rectors such that the Notes will
                                        have in the opinion of an Inde-
                                        pendent Financial Expert a mar-
                                        ket value as of the date of
                                        issuance on a fully distributed
                                        basis equal to 100% of its prin-
                                        cipal amount.  Such determina-
                                        tion will be supported by a
                                        written opinion delivered to the
                                        Board of Directors by an Inde-
                                        pendent Financial Expert (as
                                        such term is defined in the VSR
                                        Agreement).  Interest will be
                                        payable in cash semiannually in
                                        arrears.

               COVENANTS:               Pursuant to the Indenture, the
                                        Company shall covenant (i) to
                                        pay the principal of and inter-
                                        est on the Notes promptly when
                                        due; (ii) to furnish the Trustee
                                        and holders of the Notes with
                                        information, documents and other
                                        reports required to be filed
                                        with the SEC under Sections 13
                                        and 15(d) of the Securities
                                        Exchange Act of 1934, as amend-
                                        ed; and (iii) not to engage in
                                        any affiliated transaction on
                                        other than arm's-length terms.

               RANKING: The Notes will not be subordi-nated to any other indebtedness of the Company and will rank pari passu with all other unsubordinated indebtedness of the Company (provided that the Company shall not be prohibited from issuing secured indebted-
                                        ness).

               SUCCESSOR COMPANY
               PROVISIONS:              The Company shall not consoli-
                                        date or merge with or into, or
                                        sell all or substantially all of
                                        its assets to, any Person unless
                                        (i) the surviving or transferee
                                        Person is a Person organized
                                        under the laws of the United
                                        States or any state thereof and
                                        shall expressly assume the obli-
                                        gations under the Indenture and
                                        (ii) immediately after giving
                                        effect to such transaction no
                                        default shall have occurred and
                                        being continuing.

               EVENTS OF DEFAULT:       Failure to pay principal when
                                        due; failure to pay interest
                                        within 30 days of when due;
                                        failure to comply with the Suc-
                                        cessor Company provisions; de-
                                        fault in the performance of any
                                        other covenant for a period of
                                        90 days after notice thereof;
                                        and events of bankruptcy, insol-
                                        vency or reorganization with
                                        respect to the Company.

               REGISTRATION; TIA;
               LISTING: The issuance of the Notes shall have been registered under the Securities Act of 1933, as amended; the Indenture shall have been qualified under the
                                        Trust Indenture Act of 1939, as
                                        amended; and the Notes shall
                                        have been approved for listing,
                                        subject to official notice of
                                        issuance, on a national securi-
                                        ties exchange or on NASDAQ.

               ADDITIONAL TERMS:        The Indenture shall contain such
                                        other provisions, where applica-
                                        ble, as are consistent with the
                                        VSR Agreement.